                                                                  CONFORMED COPY








                                   AGREEMENT


                              DATED 8th July, 1999


                               (Pounds)80,000,000


                REVOLVING ADVANCE AND LETTER OF CREDIT FACILITY


                                      FOR


                         INDEPENDENT ENERGY UK LIMITED


                                  ARRANGED BY


                                BARCLAYS CAPITAL


                                 ALLEN & OVERY
                                     London
                                  PG:69794.14
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                                     INDEX

CLAUSE                                               PAGE
1.    Interpretation...............................    1
2.    Facility.....................................   13
3.    Purpose......................................   15
4.    Conditions Precedent.........................   16
5.    Drawdown of Advances.........................   17
6.    Repayment of Advances........................   18
7.    Issue of LCs.................................   18
8.    Claims under, and repayment of, LCs..........   21
9.    Borrower's counter-indemnity for LCs.........   22
10.   Prepayment and Cancellation..................   23
11.   Interest Periods.............................   24
12.   Interest and LC Fees.........................   25
13.   Payments.....................................   26
14.   Taxes........................................   28
15.   Market Disruption............................   29
16.   Increased Costs..............................   30
17.   Illegality...................................   31
18.   Guarantee....................................   32
19.   Representations and Warranties...............   34
20.   undertakings.................................   37
21.   Default......................................   47
22.   The Agent and the Arranger...................   52
23.   Fees.........................................   57
24.   Expenses.....................................   58
25.   Stamp Duties.................................   58
26.   Indemnities..................................   58
27.   Evidence and Calculations....................   59
28.   Amendments and Waivers.......................   60
29.   Changes to the Parties.......................   61
30.   Disclosure of Information....................   63
31.   Set-Off......................................   64
32.   Pro Rata Sharing.............................   64
33.   Severability.................................   65
34.   Counterparts.................................   65
35.   Notices......................................   66
36.   Governing Law................................   67

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
SCHEDULES                                              PAGE
1.    Banks and Commitments..........................   68
2.    Conditions Precedent Documents.................   69
3.    Calculation of the Mandatory Cost..............   72
4.    Forms of Request...............................   74
5.    Form of Novation Certificate...................   76
6.    Forms of LC....................................   77
7.    Form of Withdrawal Notice......................   84
8.    Leases Requiring Guarantees from the Guarantor..  86
Signatories...........................................  87




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THIS AGREEMENT is dated 8th July, 1999 between:

(1)  INDEPENDENT ENERGY UK LIMITED (Registered No. 3033406) (the "BORROWER");

(2)  INDEPENDENT ENERGY HOLDINGS PLC (Registered No. 3170807) (the "GUARANTOR");

(3)  BARCLAYS CAPITAL as arranger (in this capacity the "ARRANGER");

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (in their capacity as providers of the Facility, the "BANKS");

(5) BARCLAYS BANK PLC as ancillary bank (in its capacity as provider of the Ancillary Facility, the "ANCILLARY BANK"); and

(6)  BARCLAYS BANK PLC as agent (in this capacity the "AGENT").

IT IS AGREED as follows:

 1.  INTERPRETATION

 1.1 DEFINITIONS

     In this Agreement:

     "ADVANCE"

      means an advance made by a Bank under the Facility or (to the extent that the context so requires) the principal amount of such an advance outstanding for the time being (and includes, for the avoidance of doubt, a Rollover Advance and an LC Substitute Advance).

     "AFFILIATE"

     means, in respect of a person, any of its Subsidiaries or Holding Companies or any other Subsidiary of any such Holding Company (and for these purposes a person is a "HOLDING COMPANY" of another person if that other person is its Subsidiary).

     "ANCILLARY FACILITY"

     means any uncommitted facility or facilities (including, without limitation, any facility for or permitting the issue of any letter of credit or other contingent instrument) made available to the Borrower by the Ancillary Bank on the terms set out in any Ancillary Facility Letter.

     "ANCILLARY FACILITY LETTER"

     means any document setting out terms on which any Ancillary Facility is made available.

     "BUSINESS DAY"

     means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

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     "COFACE INSURANCE"

     means the insurance policy number 69401/00 GB1 dated 16th December, 1998 issued by Coface LBF or such other equivalent policy as is agreed with the Agent.

     "COMMITMENT"

     means:

     (a) in respect of a Bank that is a bank on the date of this Agreement, the amount in Sterling set opposite its name in Schedule 1; and

     (b) in respect of a Bank that becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment acquired by it under Clause 29 (Changes to Parties),

     to the extent not cancelled, reduced or transferred under this agreement.

     "COMMITMENT PERIOD"

     means the period from the date of this Agreement to the Term Date (both dates inclusive).

     "CONTRACTS FOR DIFFERENCES"

     means those contracts for differences to which the Borrower is a party as at the date of this Agreement or any other contract entered into by the Borrower on substantially similar terms (other than purely commercial terms as to such matters as price, term and volumes).

     "COVERED DEBT AMOUNT"

     means, on any day, the amount equal to 80% of the aggregate (without double-counting) of all of the following amounts as at opening of business on that day (the "RELEVANT TIME"):

     (a) all amounts owing to the Borrower at the relevant time pursuant to invoices that have already been properly issued and despatched to the extent that those invoices are for the price of electricity (and related services) that have already been supplied;

     (b) the aggregate amount that is projected to be payable to the Borrower for electricity that, as at the relevant time, has already been supplied to half-hourly customers but has not yet been invoiced for, calculated on the assumptions that:

          (i) the only such electricity so supplied is that for which the Borrower has, at the relevant time, already received meter readings and entered them into its accounting system; and

          (ii) the per-unit selling price of that electricity will be equal to the weighted average price of all sales of electricity by the Borrower to half-hourly customers during the calendar month preceding the current one;

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                                       3

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     (c)  the aggregate amount that is projected to be payable to the Borrower for electricity that, as at the relevant time, has already been supplied to customers (other than half-hourly customers) but has not yet been invoiced for, calculated in a manner consistent with that applied by the Borrower for its internal management purposes as at the date of this Agreement and described in the letter dated 28th May, 1999 from the Borrower to the Arranger and consistent with normal industry practice (and in the event of any dispute as to the methodology or result of any such calculation, the views of the Majority Banks, acting in good faith, shall prevail and be conclusive and binding on all of the Parties); and

     (d) all amounts that have, at the relevant time, already fallen due under any Contract for Differences for payment to the Borrower within 28 days after the relevant time,

     but excluding or (as appropriate) deducting any amount that would otherwise be included in the above:

          (i)  that is or will become payable by another member of the Group;

         (ii) in respect of which the due date for payment is 45 days or more after the date of invoice;

        (iii) that fell due for payment more than 60 days before the relevant time;

         (iv)  payable by way of, or attributable to, value added tax;

          (v) that is, or that the Borrower expects is likely to be, subject to any dispute, set-off, counterclaim or Security Interest; and

         (vi) to the extent that if it were not excluded or deducted, the aggregate amount falling within paragraphs (a)-(d) inclusive above that is, or will become, owing by the debtor in question and its Affiliates would exceed 3.5% of the aggregate of all amounts falling within paragraphs (a)-(d) (inclusive) above at the relevant time (taking due account, for the avoidance of doubt, of paragraphs (i)-(v) (inclusive) above and this paragraph
               (vi)),

     and for the purposes of this definition a "HALF-HOURLY CUSTOMER" is one whose consumption of electricity is measured on a half-hourly basis and reported to the Borrower in electronic form.


     "CREDIT"


     means an Advance or an LC or (to the extent that the context so requires) the principal amount of any of the above outstanding for the time being.

     "DANGEROUS SUBSTANCE"

     means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which, by virtue of its use in connection with an Obligor's business or its discovery, presence or emission at any site in which an Obligor has an interest or at which an

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     Obligor carries on business, gives rise to a material risk of causing harm to man or any other living organism or damaging the environment or public health or welfare (and including any controlled, special, hazardous, toxic, radioactive or dangerous waste).

     "DEFAULT"

     means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

     "DRAWDOWN DATE"

     means the date on which a Credit is borrowed or issued (as appropriate).

     "ENVIRONMENTAL LAW"

     means any applicable law or regulation concerning the protection of human health or the environment or the conditions of the workplace or concerning Dangerous Substances.

     "ENVIRONMENTAL LICENCE"

     means any authorisation required by any Environmental Law.

     "EVENT OF DEFAULT"

     means an event specified as such in Clause 21.1 (Events of Default).

     "FACILITY"

     means the credit facility (comprising Tranche A, Tranche B and Tranche C) the terms of which are set out in this Agreement.

     "FACILITY OFFICE"

     means the office(s) notified by a Bank to the Agent:

     (a)  on or before the date it becomes a Bank; or

     (b)  by not less than five Business Days' notice,

     as the office(s) through which it will perform all or any of its obligations under this Agreement.

     "FEE LETTER"

     means the letter of the same date as this Agreement between the Agent and the Borrower setting out the amount of various fees referred to in Clause 23 (Fees).

     "FINAL MATURITY DATE"

     means the second anniversary of the date of this Agreement.

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                                       5

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     "FINANCE DOCUMENT"


     means this Agreement, the Ancillary Facility Letter, a Security Document, the Fee Letter, a Novation Certificate or any other document designated as such by the Agent and the Borrower.

     "FINANCE PARTY"

     means the Arranger, a Bank, the Ancillary Bank or the Agent.

     "FINANCIAL INDEBTEDNESS"

     means any indebtedness in respect of:

     (a)  moneys borrowed;

     (b)  any debenture, bond, note, loan stock or other security;

     (c)  any acceptance credit;

     (d) receivables sold or discounted (otherwise than on a non-recourse basis);

     (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

     (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

     (g) any currency, interest or commodity swap, cap or collar arrangement or any other derivative instrument (including, without limitation, any Contract for Differences and any other contract for differences);

     (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

     (i)  any guarantee in respect of any of the above.

     "FRONTED PARTICIPATION"

     means an additional participation in an LC assumed by one Bank instead of another Bank as a result of the application of Clause 7.4 (Fronting of LCs).

     "GENERAL CASH COLLATERAL ACCOUNT"

     means account number 20509027 maintained by the Borrower with Barclays Bank PLC and designated "General Cash Collateral Account".

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                                       6

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     "GENERATION"

     means Independent Energy Generation Limited (Registered No. 3276984).

     "GROUP"

     means the Guarantor and all of its Subsidiaries for the time being.

     "INFORMATION MEMORANDUM"

     means the information memorandum dated February 1999 (including all its appendices).

     "INTEREST PERIOD"

     means each period determined in accordance with Clause 11 (Interest
     Periods).


     "LC"


     means a standby letter of credit issued, or to be issued, by the Banks under the Facility in accordance with Clause 7 (Issue of LCs).

     "LC CASH COLLATERAL ACCOUNT"

     means account number 70170720 maintained by the Borrower with Barclays Bank PLC and designated "LC Cash Collateral Account".

     "LC SUBSTITUTE ADVANCE"

     means:

     (a)  an Advance made by a Bank under Clause 7.4 (Fronting of LCs); or

     (b) a Rollover Advance, the whole of the proceeds of which are or were applied in repaying principal of another LC Substitute Advance.

     "LEASE"

     means the leases listed in Schedule 8, which require (or may require) a guarantee from the Guarantor;

     "LIBOR"

     means:

     (a)  the rate per annum that appears on page 3750 on the Telerate Screen;
          or

     (b) if no such rate appears on the Telerate Screen, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market,

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                                       7

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     at or about 11.00 a.m. on the Drawdown Date for the offering of Sterling deposits for a period comparable to the Interest Period of the relevant Advance.

     "MAJORITY BANKS"

     means, at any time, Banks:

     (a) whose participations in the Credits then outstanding aggregate more than 662/3% of all the Credits then outstanding; or

     (b) if there are no Credits then outstanding, whose Commitments then aggregate more than 662/3% of the Total Commitments; or

     (c) if there are no Credits then outstanding and the Total Commitments have been reduced to nil, whose Commitments aggregated more than 662/3% of the Total Commitments immediately before the reduction, provided that:

     (i) any outstanding Fronted Participation shall be ignored, and deemed not to exist, for the purposes of paragraph (a) above; and

    (ii) for the purpose only of any decision as to whether or how to enforce any of the Security Interests created or evidenced by the Security Documents, the Ancillary Bank shall be treated as if it were a Bank with a Commitment, and participations in Credits, each of an amount equal to the amount of its exposure under the Ancillary Facility (determined on its usual basis for calculating the amount of such exposures).

     "MANDATORY COST"

     means the cost imputed to the Bank(s) of compliance with:

     (a) the mandatory liquid assets requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, as determined in accordance with Schedule 3; and

     (b) any other applicable regulatory or central bank requirement relating to any Credit made through a branch in the jurisdiction of the currency of the Credit.


     "MARGIN"

     means:

     (a)  at any time up to (and including) the Term Date, 1.2% per annum; and

     (b)  at any time after the Term Date, 1.5% per annum,

     and any change in the Margin shall take effect on the day after the Term Date regardless of the duration of any Interest Period or fee period in respect of any LC.

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                                       8

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     "NET RELEVANT OUTSTANDINGS"

     means, at any time, the amount by which the aggregate principal amount then outstanding under the Facility and the Ancillary Facility exceeds the amount standing to the credit of the General Cash Collateral Account.

     "NOVATION CERTIFICATE"

     has the meaning given to it in Clause 29.3 (Procedure for novations).

     "OBLIGOR"

     means the Borrower or the Guarantor.

     "PARTY"

     means a party to this Agreement.

     "POOL AGREEMENTS"

     means:

     (a)  the Master Connection and Use of System Agreement dated 30th March,
          1990;

     (b) the Pooling and Settlement Agreement for the Electricity Industry of England and Wales dated 30th March, 1990;

     (c) the Accession Agreement dated 3rd May, 1996 between the Borrower and The National Grid Company PLC;

     (d) the Accession Agreement to the Pooling and Settlement Agreement dated 21st August, 1997 between the Borrower and JD Worth; and

     (e) any equivalent document entered into by any Obligor after the date of this Agreement.

     "QUALIFYING BANK"

     means a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and which is within the charge to U.K. corporation tax as regards any interest received by it under this Agreement.

     "QUARTER DATE"

     means 31st March, 30th June, 30th September and 31st December in each calendar year.

     "RECEIPTS ACCOUNT"

     means any of the following accounts maintained by the Borrower with Barclays Bank PLC:

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                                       9

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     (i)  account number 90724076 designated "Independent Energy UK Limited";

    (ii) account number 40425311 designated "Independent Energy UK Limited - DD Account";

   (iii) account number 60271314 designated "Independent Energy UK Limited - Postal Remittances Account";

    (iv) account number 00265012 designated "Independent Energy UK Limited - Giro Bank and Post Office Payments Account";

     (v) account number 70288217 designated "Independent Energy UK Limited - Bk coun";

    (vi) account number 80983179 designated "Independent Energy UK Limited - Business Premium Account";

   (vii) account number 00334073 designated "Independent Energy UK Limited - Investment Account";

  (viii) account number 20839515 designated "Independent Energy UK Limited - Refund Cheques Account";

    (ix) account number 60775215 designated "Independent Energy UK Limited - Sweep Account"; and

     (x) account number 5096644 designated "Independent Energy UK Limited - Prepayments Account",

     at the Account Bank and any other bank account that the Borrower and the Agent may from time to time designate as a Receipts Account.

     "REFERENCE BANKS"

     means, subject to Clause 29.4 (Reference Banks), Barclays Bank PLC, The Royal Bank of Scotland plc, Bank of Scotland and The First National Bank of Chicago.

     "REQUEST"

     means a request made by the Borrower for a Credit substantially in the form of, in the case of an Advance, Part I of Schedule 4 or, in the case of an LC, Part II of Schedule 4.

     "RESOURCES"

     means Independent Energy Resources Limited (Registered No. 3418196).

     "ROLLOVER ADVANCE"

     means an Advance made under Tranche B or Tranche C, the whole of the proceeds of which are applied directly in repaying (in accordance with Clause 13.3(c) (Distribution)) another

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     Advance under the same Tranche that falls due for repayment on the Drawdown
     Date for the Advance in question.

     "SECURITY AGREEMENT"

     means the security agreement to be entered into between the Borrower and the Agent in the form agreed between the Borrower and the Agent.


     "SECURITY DOCUMENT"


     means the Security Agreement and any other document creating or evidencing a Security Interest over any asset of a person to secure any obligations of any Obligor to a Finance Party under the Finance Documents (including, without limitation, any Security Interest contemplated by Clause 7.4 (Fronting of LCs)).

     "SECURITY INTEREST"

     means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement (such as a blocked account or "flawed asset" arrangement) having a commercial effect analogous to the conferring of security.

     "STERLING"

     means the lawful currency for the time being of the U.K.

     "SUBSIDIARY"

     means:

     (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985; and

     (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985.

     "SUPPLY LICENCE"

     means the Second-Tier Licence to Supply Electricity (dated 7th March, 1996) issued by the Director General of Electricity Supply to the Borrower.

     "TERM DATE"

     means the date falling 364 days after the date of this Agreement.

     "TOTAL COMMITMENTS"

     means the aggregate for the time being of the Commitments, being (Pounds)80,000,000 at the date of this Agreement.


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     "TRANCHE"

     means Tranche A, Tranche B or Tranche C.

     "TRANCHE A"

     means the part of the Facility referred to in Clause 2.1(a) (The Facility).


     "TRANCHE B"

     means the part of the Facility referred to in Clause 2.1(b) (The Facility).

     "TRANCHE C"

     means the part of the Facility referred to in Clause 2.1(c) (The Facility).

     "U.K."

     means the United Kingdom.

1.2  CONSTRUCTION

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) an "AMENDMENT" includes a supplement, novation, re-enactment, variation or waiver (other than an unconditional waiver by a person other than an Obligor, without consideration, of a past breach) (and any grammatical variation of the term or the corresponding verb shall be construed accordingly);

          "ASSETS" includes present and future properties, revenues and rights of every description;

          an "AUTHORISATION" includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration and notarisation;

          a "DISPOSAL" or "ACQUISITION" includes any disposal, grant or licence or (as appropriate) any acquisition or receipt of, or of any interest in or rights under or in respect of, the relevant asset, whether or not for value (and "DISPOSE", "ACQUIRE" and related terms shall be construed accordingly);

          the "EXPIRY DATE" of an LC is the date that is expressed on its face to be the last date on which any demand may be made under it;

          the "FACE AMOUNT" of an LC at any time is to the amount that is expressed on its face to be the maximum aggregate amount that may be drawn under it at, or at any time after, that time;

          a "GUARANTEE" includes any form of indemnity or other assurance against financial loss (including, without limitation, any obligation to pay, purchase or provide funds for the purchase of any liability) (and the verb to "GUARANTEE" shall be construed accordingly);

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                                       12

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          a "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

          (A) the business or financial condition of either Obligor or the Group as a whole;

          (B) the ability of either Obligor to perform the obligations expressed to be assumed by it under the Finance Documents; or

          (C) the validity or enforceability of a Finance Document or any Security Interest purported to be created by a Finance Document;

          a period of one or more "MONTHS" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the relevant later calendar month, except that:

          (A) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

          (B) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

          an amount "OUTSTANDING" at any time under or in respect of an LC is its face amount less:

          (A) the aggregate amount of cash cover held in the LC Cash Collateral Account relation to that LC at that time; and

          (B) (save to the extent that this is taken into account in the express provisions of that LC) the aggregate amount of all payments made by the Banks pursuant to demands made under that LC that have been unconditionally and irrevocably reimbursed by the Borrower on or prior to that time, and each provision of this Agreement which requires reference to the concept contained in this paragraph shall be construed accordingly;

          the amount "OUTSTANDING" under the Ancillary Facility shall be the amount calculated and notified as such by the Ancillary Bank in accordance with its usual practices;

          a "PERSON" includes any person, firm, company, partnership, association, government, state, agency or other entity (in each case, whether or not having separate legal personality);

          the "PRINCIPAL AMOUNT" of an LC is to its face amount;

          a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, being of a kind that is normally complied with by the persons to whom it applies) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

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                                       13

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          a "SCREEN" or "PAGE" on a "Screen" in the definition of "LIBOR"
          includes any replacement screen or page nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers Association Interest Settlement Rates for deposits in various currencies;

    (ii) a provision of a law is a reference to that provision as amended or re-enacted;

   (iii) a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement;

    (iv)  a person includes its successors, transferees and assigns;

     (v) a Finance Document or another document is a reference to that Finance Document or that other document as amended; and

    (vi) a time of day (including, without limitation opening and close of business) is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.  FACILITY

2.1  THE FACILITY

     Subject to the terms of this Agreement, the Banks grant to the Borrower a Sterling credit facility comprising three separate tranches, namely:

     (a) Tranche A, under which each Bank shall make Advances in Sterling to the Borrower for the purposes set out in Clause 3.1 (Tranche A purpose);

     (b) Tranche B, under which each Bank shall participate in LCs (denominated in Sterling) issued for the Borrower's account, or make Advances in Sterling to the Borrower, for the purposes set out in Clause 3.2 (Tranche B purpose); and

     (c) Tranche C, under which each Bank shall participate in LCs (denominated in Sterling) issued for the Borrower's account, or make Advances in Sterling to the Borrower, for the purposes set out in Clause 3.3 (Tranche C purpose), in each case, when so requested by the Borrower during the Commitment Period (or, in the case only of Rollover Advances, before the Final Maturity Date) and subject to the limits set out in Clause 2.2 (Facility and Tranche limits).

2.2  FACILITY AND TRANCHE LIMITS

(a) Subject to paragraph (b) below, but otherwise notwithstanding any other provision of this Agreement:

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     (i)  the aggregate principal amount of all outstanding Credits under the
          Facility shall not at any time exceed the Total Commitments for the time being;

    (ii) Net Relevant Outstandings shall not, at the end of any Business Day, exceed the Covered Debt Amount for the time being;

   (iii) the aggregate principal amount of all Credits outstanding under Tranche A and Tranche B shall not at any time exceed
          (Pounds)45,000,000;

    (iv) the aggregate principal amount of all Credits outstanding under Tranche C shall not at any time exceed (Pounds)35,000,000; and

     (v) no Bank shall be obliged to make any Credit available to the extent that doing so would cause:

          (A) the aggregate principal amount of its participations in all outstanding Credits to exceed its Commitment for the time being;

          (B) the aggregate principal amount of its participations in all Credits outstanding under Tranche A and Tranche B to exceed its proportion of (Pounds)45,000,000; or

          (C) the aggregate principal amount of its participations in all Credits outstanding under Tranche C to exceed its proportion of (Pounds)35,000,000,

          and for these purposes a Bank's "PROPORTION" is the proportion that its Commitment for the time being bears to the Total Commitments for the time being,

     and the Borrower shall repay and/or prepay Credits, and/or (subject to other provisions of the Finance Documents) pay moneys into the General Cash Collateral Account, whenever necessary so as to ensure that the limits set out in paragraphs (i) - (iv) (inclusive) above are complied with at all times.

(b) Any outstanding Fronted Participation(s) shall be ignored, and deemed not to exist, for the purpose of determining whether or not any of the limits set out in paragraph (a) above is complied with or contravened at any time.

2.3  NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.


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2.4  CHANGE OF CURRENCY

(a) If more than one currency or currency unit denomination are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

     (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent; and

     (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange or conversion rate recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent acting reasonably.

(b) If a change in any currency of a country occurs, the Finance Documents will be amended to the extent the Agent specifies to be necessary to reflect the change in currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.

2.5  ANCILLARY FACILITY

     The Parties acknowledge and agree that:

     (a) the maximum amount of the Ancillary Facility as at the date of this agreement is (Pounds)58,000,000;

     (b) following the first Drawdown Date, the Ancillary Bank proposes to continue to make available to the Borrower an Ancillary Facility under which the facility limit shall not at any time exceed
          (Pounds)2,000,000;

     (c) the terms and conditions applicable to the Ancillary Facility shall be set out in the Ancillary Facility Letter and (to the extent not inconsistent with the Ancillary Facility Letter as in force at the first Drawdown Date) the other Finance Documents; and

     (d) nothing in this Agreement or any of the other Finance Documents shall in any way limit or affect any of the Ancillary Bank's rights under or in respect of the Ancillary Facility or the Ancillary Facility Letter (including, without limitation, the right to amend, waive, extend and/or renew it) except to the extent expressly stated in this Agreement or any of the other Finance Documents (including, for the avoidance of doubt, by virtue of the inclusion of the Ancillary Bank as a Finance Party and the Ancillary Facility Letter as a Finance Document).

3.  PURPOSE

3.1  TRANCHE A PURPOSE

     The Borrower shall use the proceeds of Advances made under Tranche A only for its lawful working capital purposes.

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                                       16

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3.2  TRANCHE B PURPOSE

(a)  LCs may only be issued under Tranche B to guarantee:

     (i) the Borrower's contingent liabilities under Contracts for Differences or under any other hedging instrument(s) used for hedging the price paid for electricity and which are entered into in accordance with the hedging policy set out in the letter referred to in paragraph 4(c) of
          Schedule 2; and/or

     (ii) the Borrower's trade obligations to suppliers of electricity and gas except for any such obligations that are incurred otherwise than in the ordinary course of trading.


(b)  The proceeds of Advances made under Tranche B shall only be used to:


     (i) cash-collateralise liabilities and obligations of the kinds referred to in paragraphs (a)(i) and (ii) above or, in case only of an LC Substitute Advance, for the purposes contemplated by Clause 7.4 (Fronting of LCs); and/or


     (ii) repaying principal of any other Advance made under Tranche B.


3.3  TRANCHE C PURPOSE

(a) LCs may only be issued under Tranche C to Energy Pool Funds Administration Limited in respect of the Borrower's obligations under the Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990.

(b)  The proceeds of Advances made under Tranche C shall only be used to:


     (i)  cash-collateralise obligations of any kind referred to in paragraph
          (a) above or, in case only of an LC Substitute Advance, for the purposes contemplated by Clause 7.4 (Fronting of LCs); and/or

     (ii) repaying principal of any other Advance made under Tranche C.

3.4  NO DUTY TO MONITOR

     Without affecting the obligations of either Obligor in any way, no Finance Party is bound to monitor or verify the application of any Credit.

3.5  FINANCIAL ASSISTANCE

     No Credit nor the proceeds of any Credit may be used in any way that infringes Section 151 of the Companies Act 1985 or any similar law of any applicable jurisdiction having the effect of prohibiting or restricting the giving of financial assistance by a person in the circumstances in which that section applies.

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4.  CONDITIONS PRECEDENT

4.1  DOCUMENTARY CONDITIONS PRECEDENT

     The Borrower may not deliver the first Request until the Agent has notified the Borrower and the Banks that it has received all of the documents set out in Schedule 2 in form and substance satisfactory to the Agent.

4.2  FURTHER CONDITIONS PRECEDENT

     The obligation of each Bank to participate in any Advance under Clause 5.1 (Requests for Advances) or issue any LC under Clause 7 (Issue of LCs) is subject to the further conditions precedent that on both the date of the Request and the Drawdown Date:

     (a) (except in the case of a Rollover Advance and an LC Substitute Advance) the representations and warranties in Clause 19 (Representations and warranties) to be repeated on those dates are correct and will be correct immediately after the Credit is made available;

     (b) (except in the case of a Rollover Advance and an LC Substitute Advance) no Default is outstanding or might result from the making available of the Credit (other than any Default which has been waived in accordance with Clause 28 (Amendments and waivers));

     (c) none of the limits and restrictions in Clause 2.2 (Facility and Tranche limits) is exceeded or would be exceeded either immediately after the Credit is made available or at close of business on the Drawdown Date; and

     (d) in the case only of an LC Substitute Advance, the relative LC is issued on the relevant Drawdown Date.

5.   DRAWDOWN OF ADVANCES

5.1  REQUESTS FOR ADVANCES

(a) Subject to paragraph (b) below and the other terms of this Agreement, the Borrower may borrow an Advance under any Tranche if the Agent receives, not later than 11.00 a.m. three Business Days before the proposed date of the Advance, a duly-completed Request. Each Request is irrevocable.

(b) The Borrower may not borrow an LC Substitute Advance except in accordance with Clause 7.4 (Fronting of LCs). This Clause 5 (Drawdown of Advances) shall accordingly not apply in respect of any LC Substitute Advance.

5.2  COMPLETION OF REQUESTS

(a)  A Request will not be regarded as having been duly-completed unless:

     (i)  it specifies the Tranche under which the Advance is to be made;

    (ii) the Drawdown Date is a Business Day falling before the Term Date or, in the case only of a Rollover Advance, the Final Maturity Date;

   (iii)  the amount of the Advance is:


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                                       18

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          (A)  a minimum of (Pounds)2,000,000 and an integral multiple of
               (Pounds)500,000; or

          (B)  such other amount as the Agent may agree;

    (iv) the Interest Period selected complies with Clause 11 (Interest Periods) and does not overrun the Term Date or, in the case only of a Rollover Advance, the Final Maturity Date; and

     (v) the payment instructions specify one of the Borrower's accounts with a bank in London.

(b) Each Request must specify one Advance only, but the Borrower may, subject to the other terms of this Agreement, deliver more than one Request on any one day. Unless otherwise agreed by the Agent, no more than six Advances may be outstanding at any time.

5.3  MAKING OF ADVANCES

(a) The Agent shall promptly notify each Bank of the details of the requested Advance and the amount of its participation in the Advance.

(b) Subject to the terms of this Agreement, each Bank shall make its participation in the Advance available to the Agent for the Borrower on the relevant Drawdown Date.

(c) The amount of each Bank's participation in the Advance will be the proportion of the Advance which its Commitment bears to the Total Commitments at close of business on the date of receipt by the Agent of the relevant Request.

6.  REPAYMENT OF ADVANCES

6.1  REPAYMENT OF ADVANCES

     The Borrower shall repay each Advance in full to the Agent for the relevant Bank(s) at the end of the Interest Period applicable to that Advance.

6.2  RE-BORROWING

     Subject to the other terms of this Agreement, any amounts repaid under Clause 6.1 (Repayment of Advances) may be re-borrowed.

7.  ISSUE OF LCS

7.1  RECEIPT OF REQUESTS FOR LCS

     The Borrower may request the issue of an LC under Tranche B or Tranche C by giving a duly-completed Request to the Agent not later than:

     (a)  if the form of the requested LC is as set out in Part I or II of
          Schedule 6, 3 Business Days; or

     (b)  otherwise, 15 Business Days,


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

                                       19

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     before the proposed Drawdown Date.

7.2  COMPLETION OF REQUESTS FOR LCS

     A Request for an LC will not be regarded as being duly-completed unless:

     (a)  it specifies the Tranche under which the LC is to be issued;

     (b)  the Drawdown Date is a Business Day falling on or before the Term
          Date;

     (c) the face amount of the LC is expressed in Sterling and is a minimum of (Pounds)1,000,000;

     (d)  it specifies the beneficiary of the LC;

     (e)  the expiry date of the LC falls before the Final Maturity Date;

     (f) it contains instructions (acceptable to the Agent) as to the manner in which the LC is to be made available on the Drawdown Date; and

     (g)  either:

          (i)  the requested LC is to be in a form set out in Part I or II of
               Schedule 6; or

          (ii) the form of the requested LC is attached to the Request and each of the Banks confirms (or has confirmed) to the Agent in writing that the form is acceptable to it.

7.3  ISSUE OF LCS

(a) The Agent shall promptly notify each Bank of the details of a Request for an LC.

(b) Subject to the provisions of this Agreement, the Agent will execute and issue each LC, and make it available in accordance with the relevant Request, on the Drawdown Date, all as agent for and on behalf of each Bank which is to have any liability under the relevant LC in accordance with paragraph (c) below.

(c)  Each Bank:

     (i) agrees that if any LC is to be issued under this Agreement, it will (upon and by its execution and issue in accordance with paragraph (b) above) assume a several obligation to make payment under that LC in the proportion which its Commitment bears to the Total Commitments at close of business on the Drawdown Date for that LC (subject to any adjustments resulting from the application of Clause 7.4 (Fronting of LCs)); and

     (ii) irrevocably authorises the Agent to prepare and complete any LC in accordance with paragraph (i) above and execute and issue any such LC on its behalf.

(d)  Each Bank acknowledges that:


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

                                       20

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     (i)  paragraph (c)(i) above shall apply in respect of each LC executed by the Agent regardless of whether or not all applicable conditions contained in Clause 4.2 (Further conditions precedent) are satisfied in respect of that LC; and

     (ii) without limiting any provision of Clause 22 (The Agent and the Arranger), the Agent shall not incur any liability whatsoever to any Bank by virtue of its executing an LC in the form requested by a Request unless it is specifically instructed by the Majority Banks not to issue that LC not later than 11.00 a.m. on the second Business Day before the proposed Drawdown Date and considers that it will not incur any liability to the Borrower by virtue of not issuing that LC.

7.4  FRONTING OF LCS

(a)  If, prior to the delivery to the Agent of a Request for an LC:

     (i) the Borrower notifies a Bank (the "RELEVANT BANK") that it wishes this Clause 7.4 (Fronting of LCs) to apply to the Relevant Bank and that LC; and

     (ii) the Borrower and another Bank acceptable to the Borrower (the "FRONTING BANK") agree in writing that this Clause 7.4 (Fronting of
          LCs) shall apply,

     then:

     (A) the respective participations of the Relevant Bank and the Fronting Bank (that would apply but for this Clause 7.4 (Fronting of LCs)) shall be adjusted so that the Fronting Bank has (instead of the Relevant Bank) an additional participation in the relevant LC (the "ADDITIONAL PARTICIPATION") of such amount as the Borrower and the Fronting Bank may jointly notify to the Agent and the Relevant Bank at or before delivery of the relevant Request to the Agent; and

     (B) the Relevant Bank shall, on or before the date of issue of the LC but subject to the other provisions of this Agreement, make an LC Substitute Advance to the Borrower, under the same Tranche as the LC, of an amount equal to the amount of the additional participation by paying its proceeds directly to such bank account of or with the Fronting Bank as the Fronting Bank may specify for this purpose.

(b) The Fronting Bank shall hold any amount paid to it under paragraph (a)(B) above as security (on such terms as may be agreed between the Fronting Bank and the Borrower) for the Borrower's obligations under Clause 9 (Borrower's counter-indemnity for LCs) in respect of the LC in connection with which the relevant amount was paid (but only to the extent attributable to the additional participation in that LC and not further or otherwise and not for any other obligations of any person). The Fronting Bank shall from time to time apply any amount so held by it in discharging such obligations as soon as it is lawfully able to do so.

(c)  The Borrower:

     (i) shall repay and/or prepay LC Substitute Advances whenever necessary so as to ensure that the outstanding principal amount of each LC Substitute Advance does not

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

                                       21

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          at any time exceed the amount of the additional participation for the time being in the LC in connection with which the LC Substitute Advance was made; and

     (ii) shall not at any time repay or prepay any LC Substitute Advance except to the extent required to do so by paragraph (i) above or to the extent that it would have been permitted or required to prepay the Relevant Bank's participation in the relevant LC if the Relevant Bank had taken a participation in it rather than making an LC Substitute Advance.

(d) For the purposes of paragraphs (b) and (c) above, any repayment, prepayment or drawing of a Fronting Bank's participation in an LC in which it has an additional participation shall be deemed to be applied or (as appropriate) made pro rata as between that additional participation and the remainder of the Fronting Bank's participation.

8.  CLAIMS UNDER, AND REPAYMENT OF, LCS

8.1  NOTIFICATION AND PAYMENT OF DEMAND

     If the beneficiary of an LC makes a demand under that LC in accordance with its terms, the Agent shall promptly notify the Borrower and each of the Banks, specifying:

     (a)  the final date on or before which payment is to be made; and

     (b) the aggregate amount of the demand and the amount of each Bank's liability under the LC in respect of the demand.

8.2  REPAYMENT AND PREPAYMENT OF LCS

(a) The Borrower may, subject to the other provisions of the Finance Documents, effect any repayment or prepayment of an LC which it is required or permitted to make under the Finance Documents in any one or more of the following ways (but no other):

    (i) by providing cash cover for the LC by paying an amount in Sterling to the Agent to be credited to the LC Cash Collateral Account;

   (ii) by procuring a reduction of the LC's face amount (in accordance with its terms and those of the Finance Documents) or by the face amount automatically reducing under the LC's terms (including upon its termination or expiry); and

  (iii) by cancelling the LC by returning the original to the Agent together with the beneficiary's written confirmation (satisfactory to the Agent in form and substance) that none of the Banks has any further liability under the LC.

     Any such repayment or prepayment shall take effect to the extent of the amount of cash credited to the LC Cash Collateral Account or by the amount of the reduction or cancellation, as appropriate.

(b) Nothing in this Clause 8.2 (Repayment and prepayment of LCs) limits or affects any of the Finance Parties' rights under Clause 21.18 (Acceleration etc). No provision of cash cover in respect of an LC or reduction of an LC's face amount as contemplated by paragraphs (a)(i) and (ii) above

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                                       22

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     shall limit or affect the Borrower's obligations under Clause 9 (Borrower's counter-indemnity for LCs).

(c) The Agent shall promptly notify each Bank of any reduction of an LC's face amount (other than any such reduction occurring automatically under the terms of the relevant LC) or cancellation of any LC as contemplated by paragraphs (a)(ii) and (iii) above respectively or of any provision of cash collateral as contemplated by paragraph (a)(i) above.

9.  BORROWER'S COUNTER-INDEMNITY FOR LCS

9.1  INDEMNITY

(a)  The Borrower shall on demand:

     (i) indemnify and hold harmless each Finance Party from and against all liabilities, costs, losses, damages and expenses which the Finance Party incurs or sustains by reason of, or arising in any way whatsoever in connection with, or by reference to, the issue of any LC or the Finance Party's performance of the obligations expressed to be assumed by it under or in respect of any LC; and

     (ii) without limiting paragraph (i) above, reimburse each Bank any amount demanded of, or paid by, it under any LC.

(b)  The Borrower unconditionally and irrevocably:

      (i) authorises and directs each Finance Party to pay any demand under and in accordance with any LC without requiring proof of the Borrower's agreement that the amounts so demanded or paid are or were due and notwithstanding that the Borrower may dispute the validity of any such request, demand or payment;

     (ii) confirms that the Finance Parties deal in documents only and shall not be concerned with the legality of the claim or any other underlying transaction or any set-off, counterclaim or defence as between the Borrower and the beneficiary of the LC; and

    (iii) agrees that no Finance Party need have any regard to the sufficiency, accuracy or genuineness of any such demand or any certificate or statement in connection with any such demand or any incapacity of or limitation upon the powers of any person signing or issuing any such demand, certificate or statement which appears on its face to be in order and each Finance Party may assume that any such demand, certificate or statement which appears on its face to be in order is correct and properly made.

9.2  RIGHTS OF CONTRIBUTION AND SUBROGATION

     The Borrower shall not, by virtue of any payment made by it under or in connection with or referable to this Clause 9 (Borrower's counter-indemnity for LCs) or otherwise, be subrogated to any rights, security or moneys held or received or receivable by a Finance Party or be entitled at any time to exercise, claim or have the benefit of any right of contribution or subrogation or indemnity or similar right against any Obligor unless and until no Credit or amount is or may be outstanding under this Agreement and no Commitment is

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

                                       23

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     in force. The Borrower irrevocably waives all rights of contribution or similar rights against any Finance Party.

9.3  WAIVER OF DEFENCES

     The Borrower's obligations under this Clause 9 (Borrower's counter-indemnity for LCs) shall not be affected by any act, omission, matter or thing which, but for this provision, might reduce, release or prejudice any of its obligations under this Clause 9 (Borrower's counter-indemnity for LCs) in whole or in part, including without limitation and whether or not known to it:

     (a) any time or waiver granted to or composition with the beneficiary of any LC or any other person;

     (b) any taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights, remedies or securities available to any Finance Party or other person or arising under any LC; and

     (c) any unenforceability, illegality or invalidity of any LC (so that the Borrower's obligations under this Clause 9 (Borrower's counter-indemnity for LCs) shall remain in full force and be construed as if there were no such defect).

9.4  CONTINUING INDEMNITY

     This is a continuing indemnity, extends to the ultimate balance of the Borrower's obligations and liabilities under this Clause 9 (Borrower's counter-indemnity for LCs) and shall continue in force withstanding any intermediate payment in whole or in part of those obligations or liabilities.

9.5  ADDITIONAL SECURITY

     The Borrower's obligations under this Clause 9 (Borrower's counter-indemnity for LCs) are in addition to and are not in any way prejudiced by any collateral or other security now or subsequently held by any Finance Party or any Security Interest to which any Finance Party may be entitled.

9.6  PRESERVATION OF RIGHTS

     No invalidity or unenforceability of all or any part of this Clause 9 (Borrower's counter-indemnity for LCs) shall affect any rights of indemnity or otherwise which any Finance Party would or may have in the absence of or in addition to this Clause 9 (Borrower's counter-indemnity for LCs).

10.  PREPAYMENT AND CANCELLATION

10.1  AUTOMATIC CANCELLATION

     The Commitment of each Bank shall be automatically cancelled:

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

                                       24


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     (a)  at close of business on the Term Date in such amount as is required to ensure that the relevant Bank's Commitment does not exceed the aggregate principal amount of its participations in all Advances outstanding under Tranche B or Tranche C;

     (b) on each subsequent date when that Bank's participation in any Advance made under Tranche B or Tranche C is repaid or prepaid in an amount equal to that repayment or prepayment (to the extent made otherwise than directly from the proceeds of a Rollover Advance) (and each such cancellation shall take effect as of opening of business on the day in question); and

     (c) in full at close of business on the Final Maturity Date.

10.2  VOLUNTARY CANCELLATION

(a) The Borrower may, by giving not less than 10 Business Days' prior written notice (or such shorter period as the Majority Banks may agree) to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum of (Pounds)10,000,000 and an integral multiple of (Pounds)2,000,000).

(b) Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

10.3  ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

(a)  If:

     (i) either Obligor is required to pay to a Bank any additional amounts under Clause 14 (Taxes); or

     (ii) either Obligor is required to pay to a Bank any amount under Clause 16 (Increased costs),

     then, without prejudice to the obligations of either Obligor under those clauses, the Borrower may, whilst the circumstances continue, give a notice of prepayment and cancellation to that Bank through the Agent.

(b)  If the Borrower gives a notice under paragraph (a) above in respect of a
     Bank:

     (i) that Bank's Commitment shall automatically be cancelled in full on the notice being given; and

     (ii) the Borrower shall prepay that Bank's participation in all outstanding Credits on the date falling five Business Days after the date the notice is given.

10.4  MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, without limiting Clause 26.2 (Other indemnities), without premium or penalty.

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(c)  No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

11.  INTEREST PERIODS

11.1  GENERAL

     Each Advance shall have only one Interest Period.

11.2  SELECTION

(a) The Borrower shall select the Interest Period for an Advance in the relevant Request (or, in the case of an LC Substitute Advance, in a notice given to the relevant Banks and the Agent at the same time as the Request for the relevant LC). Each Interest Period for an Advance will commence on its Drawdown Date.

(b) Subject to the following provisions of this Clause 11 (Interest Periods), each Interest Period will be of one, three or six months' duration or any other period agreed by the Borrower and the Banks.

11.3  NON-BUSINESS DAYS

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.4  COINCIDENCE WITH THE TERM DATE/FINAL MATURITY DATE

     If an Interest Period would otherwise overrun the Term Date (or, in the case only of a Rollover Advance, the Final Maturity Date), it shall be shortened so that it ends on the Term Date (or, as appropriate, the Final Maturity Date).

12.  INTEREST AND LC FEES

12.1  INTEREST RATE

     The rate of interest on each Advance for its Interest Period is the rate per annum determined by the Agent to be the aggregate of the applicable:

     (a)  Margin for the time being;

     (b)  LIBOR; and

     (c)  Mandatory Cost.


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                                       26

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12.2  DUE DATES

     Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the Borrower on the last day of the Interest Period for the relevant Advance and also, if that Interest Period is longer than three months, on the date falling three months after the Drawdown Date of the relevant Advance.

12.3  LC FEES

(a) The Borrower shall, in respect of each LC, pay to the Agent (for the Banks pro rata to their respective maximum liabilities under the relevant LC, ignoring any Fronted Participation) an LC fee computed at the rate equal to the Margin for the time being on the amount determined by the Agent at the start of each successive fee period for the relevant LC to be the face amount of that LC (less the amount of any Fronted Participation in that LC) from day to day during that fee period.

(b) The LC fee in respect of each LC is payable in advance on the first day of each fee period for that LC. The first fee period for an LC shall run from its Drawdown Date to the next Quarter Date (both dates inclusive) and each succeeding fee period for that LC shall run from the day after the last day of the immediately preceding fee period to the next Quarter Date (both dates inclusive).

12.4  DEFAULT INTEREST

(a) If an Obligor fails to pay when due any amount payable by it under the Finance Documents (other than the Ancillary Facility Letter), it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be 1% per annum above the higher of:

     (i) the rate on the overdue amount under Clause 12.1 (Interest rate) immediately before the due date (if of principal); and

     (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance for such successive Interest Periods of such duration as the Agent may determine (each a "DESIGNATED INTEREST PERIOD").

(b) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(c) If the Agent determines that deposits in Sterling are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it may select.

(d) Default interest will be compounded at the end of each Designated Interest Period.

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12.5  NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

13.  PAYMENTS

13.1  PLACE OF PAYMENTS

(a)  All payments by an Obligor or a Bank:

     (i) under the Finance Documents (other than the Ancillary Facility Letter) at any time; or

     (ii) under the Ancillary Facility Letter at any time after the Agent has notified the payer that it has exercised any of its rights under Clause 21.18 (Acceleration etc),

     shall be made to the Agent to its account at such office or bank in the United Kingdom as it may notify to that Obligor or Bank for this purpose. Notwithstanding the above, all payments by the Borrower to the Arranger under Clause 23 (Fees) and 24 (Expenses) shall be made direct to the Arranger in the manner agreed by the Arranger and the Borrower and any LC Substitute Advance shall be made by one Bank making a payment directly to another as contemplated by Clause 7.4 (Fronting of LCs).

(b) For the avoidance of doubt, all payments under the Ancillary Facility Letter shall be made directly between the relevant Obligor and the Ancillary Bank, except to the extent otherwise required by paragraph (a) above.

13.2  FUNDS

     Payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in Sterling.

13.3  DISTRIBUTION

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (d) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in London as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) Each payment received by the Agent under Clause 5.3(b) (Making of Advances) shall, subject to the terms of this Agreement, be made available by the Agent to the Borrower by payment (on the date and in the currency and funds of receipt) to the account specified in the relevant Request.

(c) The Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.


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(d)  Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with the relevant Finance Document(s) and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

13.4  CURRENCY

(a) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(b) Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Documents, payable in Sterling.

13.5  SET-OFF AND COUNTERCLAIM

     All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

13.6  NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest shall accrue on that principal at the rate at which it was accruing on the original due date.

13.7  PARTIAL PAYMENTS

(a) If the Agent (in its capacity as such) receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

      (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Arranger or the Ancillary Bank under the Finance Documents;

     (ii) SECONDLY, in or towards payment pro rata of any amounts due but unpaid under Clauses 12 (Interest and LC fees) and 23 (Fees) or under Clause 4 of the Ancillary Facility Letter;

    (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement or the Ancillary Facility Letter, any amount due but unpaid under Clause 9 (Borrower's counter-indemnity for LCs) and any amount payable to the Ancillary Bank in reimbursement of any amount paid under any letter of credit or similar instrument issued under the Ancillary Facility; and

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     (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks and the Ancillary Bank (if any amount is outstanding, actually or contingently, under the Ancillary Facility Letter), vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

14.  TAXES

14.1  GROSS-UP

     All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Bank, under the Finance Documents (other than the Ancillary Facility Letter), the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction.

14.2  TAX RECEIPTS

     All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Agent for the relevant Finance Party evidence satisfactory to that Finance Party (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

14.3  QUALIFYING BANKS

(a) Subject to paragraph (b) below, if a Bank is not or ceases to be a Qualifying Bank, no Obligor will be liable to pay to that Bank under Clause
     14.1 (Gross-up) any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the U.K. in excess of the amount it would have been obliged to pay if that Bank had been, or had not ceased to be, a Qualifying Bank.

(b) Paragraph (a) above does not apply if a Bank ceases to be a Qualifying Bank as a result of the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation or any practice or concession of the U.K. Inland Revenue occurring after the date of this Agreement.

14.4  TAX CREDITS

     If an Obligor pays an additional amount under Clause 14.1 (Gross-up) (a "TAX PAYMENT") and a Finance Party effectively obtains a refund of tax or credit against tax by reason of that Tax Payment (a "TAX CREDIT") and

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     is able to identify the Tax Credit as being attributable to the Tax
     Payment, then the Finance Party concerned shall reimburse to the Obligor concerned the amount which that Finance Party reasonably determines to be the proportion of the Tax Credit that will leave it (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. Each Finance Party shall have an absolute discretion as to whether to claim any Tax Credit and, if it does claim, the extent, order and manner in which it does so. No Finance Party is obliged to disclose any information regarding its tax affairs or computations to any Obligor.

15.  MARKET DISRUPTION

15.1  ABSENCE OF QUOTATIONS

     If LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on the Drawdown Date, the applicable LIBOR shall, subject to Clause 15.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

15.2  MARKET DISRUPTION

     If:

     (a) LIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. on the Drawdown Date or the Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR; or
     (b) the Agent receives notification from Banks whose participations in an Advance exceed 30% of that Advance that, in their opinion:

          (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Advance for the relevant Interest Period; or

          (ii) the cost to them of matching deposits in the London interbank market would be in excess of LIBOR for the relevant Interest Period,

     the Agent shall promptly notify the Borrower and the relevant Banks of the fact and that this Clause 15 (Market disruption) is in operation.

15.3  SUSPENSION OF DRAWDOWNS

     After any notification under Clause 15.2 (Market disruption) the relevant Advance shall not be made. However, within five Business Days of receipt of the notification, the Borrower and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that and (to the extent required) any future Advance. Any alternative basis agreed with the prior consent of all the Banks shall be binding on all the Parties.

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16.  INCREASED COSTS

16.1  INCREASED COSTS

(a) Subject to Clause 16.2 (Exceptions), the Borrower shall forthwith on demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation, administration or application of, any law, regulation or treaty; or

     (ii) compliance with any law or regulation made after the date of this Agreement,

     including, without limitation, any law or regulation relating to taxation, change in currency of a country, European monetary and economic union, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b)  In this Agreement "INCREASED COST" means:

     (i) an additional cost incurred by a Finance Party or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document (other than the Ancillary Facility Letter) or LC; or

    (ii) that portion of an additional cost incurred by a Finance Party or any of its Affiliates in making, funding or maintaining all or any advances or credits comprised in a class of advances or credits formed by or including that Finance Party's participations in the Credits made or to be made available under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations; or

   (iii) a reduction in any amount payable to a Finance Party or any of its Affiliates or in the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement or any Credit or Commitment) on its capital; or

    (iv) the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of any interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by a Finance Party or any of its Affiliates from any other Party under the Finance Documents (other than the Ancillary Facility Letter).

16.2  EXCEPTIONS

     Clause 16.1 (Increased costs) does not apply to any increased cost:

     (a)  compensated for by the operation of Clause 14 (Taxes); or

     (b) attributable to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Bank (or the overall net income of a division or branch of a Bank) imposed in the jurisdiction in which its principal office or Facility Office is located.

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17.  ILLEGALITY

     If the introduction of, or any change in, or any change in the interpretation, administration or application of any law, regulation or treaty shall make it unlawful for any Finance Party to comply with any of its obligations as contemplated by the Finance Documents or to fund or maintain its participation in any Credit, then that Finance Party may, by written notice to the Agent, declare that its obligations towards the Obligors shall be terminated. If a Finance Party gives such a notice:

     (a) the Borrower shall prepay that Finance Party's participation in all outstanding Credits on the latest day which will enable that Finance Party to comply with the relevant law, regulation or treaty, together with accrued interest and all other amounts due to that Finance Party under the Finance Documents; and

     (b) that Finance Party's obligations towards the Obligors under the Finance Documents shall automatically and immediately be cancelled in full.


8.  GUARANTEE

18.1  GUARANTEE

     The Guarantor irrevocably and unconditionally:

     (a) as principal obligor, guarantees to each Finance Party prompt performance by the Borrower of all its obligations under and in respect of the Finance Documents and the payment when due of all sums from time to time payable by the Borrower;

     (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall forthwith on demand by the Agent pay that amount as if the Guarantor instead of the Borrower were expressed to be the principal obligor; and

     (c) indemnifies each Finance Party on demand against any loss or liability suffered by such Finance Party if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal.

18.2  CONTINUING GUARANTEE

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3  REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of either Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Clause 18 (Guarantee) shall continue as if the discharge or arrangement had not occurred.

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(b)  Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

18.4  WAIVER OF DEFENCES

     The obligations of the Guarantor under this Clause 18 (Guarantee) will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 18 (Guarantee) or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

     (a) any time, indulgence or waiver granted to, or composition with, any Obligor or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

     (d) any variation (however fundamental and whether or not involving an increase in liability of any Obligor) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 18 (Guarantee) shall include each variation or replacement;

     (e) any unenforceability, illegality, invalidity or frustration of any obligation of any person under any Finance Document or any other document or security, or any failure of any Obligor to become bound by the terms of any Finance Document; and

     (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, so that each such obligation shall, for the purposes of the Guarantor's obligations under this Clause 18 (Guarantee), remain in full force and be construed as if there were no such act, circumstance variation, omission, matter or thing.

18.5  IMMEDIATE RECOURSE

     The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from or file any proof or claim any insolvency proceedings of any person before claiming from the Guarantor under this Clause 18 (Guarantee).


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18.6  APPROPRIATIONS

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and no Credit is outstanding and no Commitment is in force, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

     (b) hold in a suspense account (bearing interest at a market rate) any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 18 (Guarantee).

18.7  NON-COMPETITION

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and no Credit is outstanding and no Commitment is in force, the Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 18 (Guarantee):

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor's liability under this Clause 18 (Guarantee);

     (b) claim, rank, prove or vote as a creditor of the Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of either Obligor, or exercise any right of set-off as against either Obligor,

     unless the Agent otherwise directs. The Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties (or as directed by the Agent) any payment or distribution or benefit of security received by it contrary to this Clause 18.7 (Non-competition).

18.8  ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other security held by any Finance Party at any time.

19.  REPRESENTATIONS AND WARRANTIES

19.1  MATTERS REPRESENTED

     Each Obligor makes the representations and warranties set out in this Clause 19 (Representations and Warranties) to each Finance Party.


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19.2 STATUS

     It is a limited liability company, duly incorporated and validly existing under the laws of England and Wales.

19.3 POWERS AND AUTHORITY

     It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

19.4 LEGAL VALIDITY

     Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

19.5 NON-CONFLICT

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

     (a)  any law or regulation or judicial or official order; or

     (b)  its constitutional documents; or

     (c) any provision of any agreement to which it is a party or which is binding on it or any of its assets.

19.6 NO DEFAULT

(a) No Default is outstanding or might result from any Credit being made available; and

(b) no other event is outstanding which constitutes (or, with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default under, or entitles any person to terminate, any document which is binding on it or any of its assets where such default or termination might have a material adverse effect.

19.7 AUTHORISATIONS

     All authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

19.8 ACCOUNTS

     Its accounts most recently delivered to the Agent:

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      (a)   if audited, give a true and fair view of, or (if unaudited) fairly represent, its financial condition as at the date as of which they were prepared; and

      (b) have been prepared in accordance with accounting principles and practices generally accepted in the United Kingdom,

      and there has been no material adverse change in its business or financial condition since the date of those accounts.

19.9  LITIGATION

      No litigation, arbitration or administrative proceedings are current, pending or, to its knowledge, threatened, which might, if adversely determined, have a material adverse effect.

19.10 INFORMATION MEMORANDUM

(a) The information contained in the Information Memorandum was true in all material respects as at its date;

(b) the Information Memorandum did not omit as at its date any information which, if disclosed, might adversely affect the decision of a person considering whether to enter into this Agreement; and

(c) as at the date of this Agreement, nothing has occurred since the date of the Information Memorandum which renders the information contained in it untrue or misleading in any material respect and which, if disclosed, might adversely affect the decision of a person considering whether to enter into this Agreement.

19.11 ENVIRONMENTAL MATTERS

(a) It has obtained all Environmental Licences required in connection with its business and operations and has at all times complied in all material respects with the terms of those Environmental Licences and all applicable Environmental Laws; and

(b) no Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, deposited, buried or emitted at, on, from or under any premises (whether or not owned, leased, occupied or controlled by it) in circumstances where this might result in a material liability on it.

19.12 THE MILLENNIUM

      The occurrence of the year 2000 will not affect the capacity of any computer system, software or other equipment owned or used by the Borrower (or any system with which any such computer system, software or other equipment is interfaced) to perform correctly, efficiently and without interruption any function capable of being performed by that computer system, software or other equipment prior to the year 2000.

19.13 INSURANCES

      All insurances which are required to be maintained by or effected by the Borrower have been placed and are in full force and effect and no event or circumstance has occurred, nor has

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      there been any omission to disclose a fact, which would in either case entitle any insurer to avoid or otherwise reduce its liability under any policy relating to any such insurances.

19.14 SECURITY DOCUMENTS

      Each Security Document creates the Security Interests it purports to create and none of those Security Interests is liable to avoidance (whether on liquidation, bankruptcy, composition or other similar insolvency proceedings or otherwise).

19.15 COMPLIANCE WITH LAWS

      It is currently complying in all material respects with all applicable laws and regulations and, so far as it is aware, there are no circumstances which would be likely to cause it to cease to comply with any such laws and regulations.

19.16 COVERED DEBT AMOUNT STATEMENTS

      Each statement delivered under Clause 20.13(d) (Receivables) is accurate and (without limiting the foregoing) all of the amounts included in any such statement for any particular day properly fell to be taken into account for that day in accordance with the definition of "Covered Debt Amount" in Clause 1.1 (Definitions).

19.17 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

      The representations and warranties set out in this Clause 19 (Representations and Warranties):

      (a)   are made by each Obligor on the date of this Agreement; and

      (b) with the exception of Clause 19.10 (Information Memorandum), are deemed to be repeated by each Obligor on:

            (i) the date of each Request and each Drawdown Date with reference to the facts and circumstances then existing; and

            (ii) each date falling 6, or an integral multiple of 6, months after the Drawdown Date of each LC.

20.  UNDERTAKINGS

     20.1  DURATION

     The undertakings in this Clause 20 (Undertakings) remain in force from the date of this Agreement for so long as any Credit or amount is or may be outstanding under this Agreement or any Commitment is in force. All of those undertakings (and any undertakings or restrictions in any other provision of the Finance Documents) are cumulative, and accordingly none of them shall (except to the extent expressly stated) be limited by any exception to any other undertaking or by implication from the terms of any other undertaking.

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20.2 FINANCIAL INFORMATION

     Each Obligor shall supply to the Agent in sufficient copies for all the
     Banks:

     (a) as soon as they are available and in any event within 120 days of the end of each of its financial years:

         (i)  its audited accounts for that financial year; and

         (ii) in the case of the Guarantor, its audited consolidated accounts for that financial year;

     (b) as soon as they are available and in any event within 60 days of the end of each quarter of its financial years:

          (i)  its unaudited accounts for that quarter; and

          (ii) in the case of the Guarantor, its unaudited consolidated accounts for that quarter;

     (c) as soon as they are available and in any event within 30 days of the end of each calendar month, its management accounts for that month;

     (d) together with the accounts specified in paragraph (a)(ii) above, a certificate signed by its auditors setting out in reasonable detail computations establishing compliance with Clause 20.22 (Financial covenant) as at the date to which those accounts were drawn up; and

     (e) together with the accounts specified in paragraph (b)(ii) above, a certificate signed by two of its senior officers on its behalf setting out in reasonable detail computations establishing compliance with Clause 20.22 (Financial covenant) as at the date to which those accounts were drawn-up.

20.3 INFORMATION - MISCELLANEOUS

     Each Obligor shall supply to the Agent:

     (a) all documents despatched by it or on its behalf to its shareholders (or any class of them) or its creditors (or any class of them) or any stock exchange at the same time as they are despatched;

     (b) copies of any Pool Agreements or Contracts for Differences entered into after the date of this Agreement;

     (c) copies of any policies that replace the Coface Insurance;

     (d) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a material adverse effect; and

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     (e)  promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations as any Finance Party may reasonably request,

     in sufficient copies for all of the Banks, if the Agent so requests.

20.4 NOTIFICATION OF DEFAULT ETC

     Each Obligor shall notify the Agent of:

     (a)  any Default (and the steps, if any, being taken to remedy it); and

     (b)  any event or circumstance that might have a material adverse effect,

     promptly upon becoming aware of it.

20.5 COMPLIANCE CERTIFICATES

     Each Obligor shall supply to the Agent:

     (a) together with the accounts to be delivered by it under Clause 20.2(a) or (b) (Financial information); and

     (b) promptly at any other time, if the Agent so requests,

     a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

20.6 AUTHORISATIONS

     Each Obligor shall promptly:

     (a) obtain, maintain and comply with the terms of; and

     (b) supply certified copies to the Agent of,

     any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document or any Security Interest created or evidenced by any Finance Document.

20.7 PARI PASSU RANKING

     Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

20.8 NEGATIVE PLEDGE

(a) Subject to paragraph (b) below, neither Obligor shall create or permit to subsist any Security Interest on any of its assets.

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(b)  Paragraph (a) above does not apply to:

     (i)   any Security Interest created or evidenced by the Finance Documents;

     (ii) any lien arising by operation of law in the ordinary course of the relevant Obligor's trading securing amounts not more than 30 days overdue;

     (iii) any cash deposit in favour of Universities Superannuation Scheme Limited in respect of the lease of the property at Radcliffe House, 6th Floor, Blenheim Court, Solihull, West Midlands B91 2AA in an amount not exceeding (Pounds)170,000;

     (iv) any cash deposit in favour of London Electricity Plc in an amount not exceeding (Pounds)80,000;

     (v) any cash deposit in favour of the issuer of any letter of credit issued to Vertex Data Systems Limited provided that the aggregate amount of all such cash deposits does not at any time exceed (Pounds)6,800,000; or

     (vi)  until the first Drawdown Date only:

           (A) Security Interests created under the Debenture dated 5th September, 1997 between the Borrower and the Agent; and

           (B) Security Interests created under the Charge to be entered into between the Borrower and Medina Finance Limited.

20.9  TRANSACTIONS SIMILAR TO SECURITY

      Neither Obligor shall:

      (a) dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

      (b) dispose of any of its receivables on recourse terms except (in the case only of receivables other than Eligible Receivables) for the discounting of bills or notes in the ordinary course of trading, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

20.10 DISPOSALS

      (a) Unless the Majority Banks otherwise agree in writing, and subject to paragraph (b) below, neither Obligor shall either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, dispose of:

           (i) any amount or receivable owing to it for, or in respect of, the supply of electricity or under any Contract for Differences or that is otherwise capable of falling within

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                paragraphs (a)-(d) (inclusive) of the definition of "Covered
                Debt Amount" in Clause 1.1 (Definitions);

                (ii)  any interest in any of its bank accounts; or

                (iii) all or any part of its other assets.

(b)  Paragraph (a)(iii) above does not apply to:

     (i) disposals made in the ordinary course of trading of the disposing entity;

     (ii) disposals of assets in exchange for other assets comparable or superior as to type, value and quality; or

     (iii) disposals solely for cash consideration payable in full at the time of disposal where the net proceeds, and in the case of a series of transactions the aggregate net proceeds, are less than (Pounds)50,000 (or its equivalent in other currencies).

20.11  CHANGE OF BUSINESS ETC

(a) Each Obligor shall procure that no substantial change is made to the general nature or scope of the business of the Borrower from that carried on at the date of this Agreement.

(b)   The Borrower shall procure that it, at all times:

      (i) continues to be a party to, and have the benefit of, the Pool Agreements; and

      (ii)  continues to have the benefit of the Supply Licence.

20.12 MERGERS AND ACQUISITIONS

      Unless the Majority Banks otherwise agree in writing, neither Obligor shall:

      (a)  enter into any amalgamation, demerger, merger or reconstruction; or

      (b) acquire any assets or business or make any investment to the extent that doing so would cause the aggregate cost of all assets, businesses and investments acquired by the Obligors during any of the Guarantor's financial years (otherwise than in the ordinary course of trading) to exceed (Pounds)500,000 (and for these purposes any deferred, contingent or non-cash consideration shall be valued on such basis as the Agent may specify).

20.13 RECEIVABLES

      The Borrower shall at all times:

      (a) invoice each person to whom it supplies any goods or services (including, without limitation, electricity) promptly in accordance with the practices and procedures applied by it immediately before the date of this Agreement;

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     (b)  get in and realise all of its book and other debts in the ordinary course of its business and hold the proceeds of such getting in and realisation upon trust for the Finance Parties until they are paid into the bank account referred to in paragraph (c) below;

     (c) except to the extent that the Agent agrees otherwise, pay the proceeds of such getting and realisation into a Receipts Account;

     (d) within 8 Business Days after the end of each calendar month, deliver to the Agent a statement (in such format and level of detail as the Agent may from time to time require) setting out details, for each day during that month, of:

          (i) the Covered Debt Amounts on that day; and

          (ii) Net Relevant Outstandings at close of business on that day.

     (e)  if the Agent so requires at any time:

          (i) provide to the Agent such evidence as it may reasonably require that any statement delivered under paragraph (d) above is accurate (including, without limitation, that all of the amounts included in it properly fall within the definition of "Covered Debt Amount" in Clause 1.1 (Definitions)); and

          (ii) within such period as the Agent may reasonably specify, procure an audit by an independent auditor (acceptable to the Majority Banks) of its accounts and any statements delivered under paragraph (d) above.

20.14  INSURANCE

(a) The Borrower shall insure and keep insured all its property and other assets of an insurable nature and which are customarily insured (either generally or by companies carrying on a similar business) against:

     (i)   loss or damage by fire;

     (ii) other risks normally insured against by persons carrying on the same class of business as that carried on by it; and

     (iii) any other risks which the Agent may reasonably require.

     Any such insurance must be:

     (A) in a sum or sums not less than the replacement value of the property or assets (meaning the total cost of entirely rebuilding, reinstating or replacing such property and assets in the event of them being completely destroyed); and

     (B) maintained with an insurance company or underwriters acceptable to the Agent.

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(b)  The Borrower shall:

     (i) at all times maintain and from time to time renew, on similar terms, the Coface Insurance;

     (ii) procure that the Agent is irrevocably named as sole loss payee in respect of all insurances maintained pursuant to this paragraph (b); and

     (iii) procure that its rights, title and interest in all insurances maintained pursuant to this paragraph (b) (including, without limitation, the Coface Insurance) are assigned to, or charged in favour of, the Agent, as agent and trustee for the Finance Parties.

(c) The Borrower shall procure that all moneys received or receivable under any insurance in respect of its property or assets of an insurable nature are applied:

     (i) in replacing, restoring or reinstating the property or assets destroyed or damaged or in any other manner which the Agent may agree; or

     (ii) after a Default has occurred, if the Agent so directs and the terms of the relevant insurances so permit, in or towards satisfaction of amounts owing or outstanding under the Finance Documents.

(d) In respect of any insurance maintained by the Borrower or any person on its behalf in accordance with paragraphs (a) and (b) above, the Borrower shall:

     (i) procure that a note of each Finance Party's interest is endorsed upon the policy, certificate or cover note relating to it;

     (ii) not do or permit anything to be done which may make it void or voidable;

     (iii) promptly pay all premiums and do all other things necessary to keep it maintained in full force; and

     (iv) on demand by the Agent, produce to the Agent the policy, certificate or cover note relating to it and the receipt for the payment of any premium for it as the Agent may request.

20.15 TAXES

      Each Obligor shall:

      (a)  maintain its tax residence in the United Kingdom;

      (b) procure that all taxes payable by, or assessed upon, it are paid when due unless the payment of such taxes is being contested in good faith and by all appropriate means;

      (c)  file all tax returns promptly; and

      (d)  claim all available tax credits, reliefs and refunds promptly.

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20.16 LOANS ETC

(a) Subject to paragraph (b) below, neither Obligor shall at any time make or have owing to it any loan or otherwise be a creditor (actually or contingently) in respect of any Financial Indebtedness.

(b)  Paragraph (a) above does not apply to:

     (i) any Financial Indebtedness arising under any Contract for Differences or any hedging transaction permitted by Clause 20.19 (Hedging);

     (ii) any loans made by the Guarantor to the Borrower, Generation or Resources; or

     (iii) any other loans if (but only if) the aggregate outstanding principal amount of all such loans (whether owing to the Borrower, the Guarantor or both of them) does not at any time exceed (Pounds)50,000 (translating any amount owing in a currency other than Sterling into Sterling on a basis acceptable to the Agent).

20.17 OTHER FINANCIAL INDEBTEDNESS

      Neither Obligor shall at any time incur or have outstanding (actually or contingently) any Financial Indebtedness except for:

      (a) any Financial Indebtedness arising under any Contract for Differences or any hedging transactions permitted by Clause 20.19 (Hedging);

      (b)  Financial Indebtedness arising under the Ancillary Facility Letter;

      (c)  any Financial Indebtedness owing by the Borrower to the Guarantor;

      (d) any Financial Indebtedness under any guarantee given by the Guarantor in respect of any Lease provided that obligations of the Guarantor under any such guarantee are not increased above the maximum amounts set out in Schedule 8; and

      (e)  until the first Drawdown Date:

           (i) any Financial Indebtedness under any Lease provided that the obligations of the Obligors under any such Lease are not increased above the maximum amounts set out in Schedule 8; and

           (ii) any Financial Indebtedness arising under the Master Hire Agreement to be entered into between Medina Finance Limited, the Borrower, various financial institutions and BHF-Bank AG.

20.18 OTHER INDEBTEDNESS AND LIABILITIES

      Neither Obligor shall have or incur any actual or contingent liability of any kind (whether in favour of trade creditors or otherwise but excluding Financial Indebtedness) except for the following liabilities to the extent they arise in the ordinary course of the Obligors' trading:

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      (a) liabilities under the Pool Agreements;

      (b) liabilities in favour of any regional electricity company or The National Grid Company plc;

      (c) liabilities in respect of the supply of electricity or gas to the person supplying it;

      (d) any guarantee by the Guarantor under any electricity supply contract between the Borrower and Generation in respect of electricity invoiced but not paid for;

      (e) any other actual or contingent liabilities that, when aggregated together for both Obligors (taking any contingent liability at its greatest potential amount), do not at any time exceed (Pounds)100,000;

      (f) any liability of the Borrower towards the issuer of any letter of credit issued to Vertex Data Services Limited provided that aggregate amount of all such liabilities (whether actual or contingent) does not at any time exceed (Pounds)6,800,000;

      (g) until the first Drawdown Date, liabilities under any Lease provided that the obligations of the Obligors under any such Lease are not increased above the maximum amounts set out in Schedule 8;

      (h) liabilities under any guarantee given by the Guarantor in respect of any Lease provided that the obligations of the Guarantor under any such guarantee are not increased above the maximum amounts set out in
          Schedule 8;

      (i) remuneration owed to its employees;

      (j) indebtedness in respect of the lease of the property at Radcliffe House, 6th Floor, Blenheim Court, Solihull, West Midlands B91 2AA; and

      (k) indebtedness in respect of taxation.

20.19 HEDGING

      Each Obligor shall enter into transactions of the kind referred to in paragraph (g) of the definition of "Financial Indebtedness" on a prudent basis in accordance with the hedging policy set out in the letter referred to in paragraph 4(c) of Schedule 2 (but not otherwise), and neither Obligor shall terminate any such transaction except on a prudent basis in accordance with that policy.

20.20  DISTRIBUTIONS

(a)  Subject to paragraph (b) below, neither Obligor shall at any time:

     (i)  declare, make or pay, or

     (ii) claim, receive or be entitled to receive (including, without limitation, by way of set-off),

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     any Distribution.

(b) Paragraph (a) above does not apply to the declaration, payment or receipt by either Obligor at any time of a lawful dividend on share capital provided that no Default is subsisting at the time of, or would result from, such declaration, payment of receipt.

(c)  The Guarantor shall not:

     (i) initiate or support any insolvency proceedings or arrangements of any kind in relation to the Borrower; or

     (ii) dispose of any Financial Indebtedness in respect of which the Borrower is the debtor.

(d) If the Guarantor at any time receives any amount, the payment and/or receipt of which contravene(s) any provisions of this Clause 20.20 (Distributions), the Guarantor shall hold the amount received on trust for the Finance Parties and immediately pay it to the Agent (or, if and to the extent that any such trust would constitute a charge registrable at Companies House or is for any reason invalid, improperly or imperfectly constituted or unenforceable, immediately pay to the Agent an amount equal to the amount received (whether or not the Agent makes demand)). If any set-off is at any time exercised in contravention of this Clause 20.20 (Distributions), the Guarantor shall immediately pay to the Agent an amount equal to the amount of the set-off (whether or not the Agent makes demand).

(e) For the purpose of paragraph (a) above, "DISTRIBUTION" means any payment by an Obligor to any person:

     (i) by way of dividend or any other distribution of or in respect of share capital;

     (ii)  by way of reduction, redemption or purchase of share capital; or

     (iii) that discharges any Financial Indebtedness in respect of which the Guarantor is the creditor.

20.21 TRANSACTIONS WITH GENERATION

      Neither Obligor shall at any time enter into any transaction (or incur any liability of any kind) with, to or in respect of Generation otherwise than on normal arm's-length terms in the ordinary course of the relevant Obligor's trading.

20.22 FINANCIAL COVENANT

(a) The Guarantor shall procure that Consolidated Net Worth is not at any time less than (Pounds)40,000,000.

(b) For the purposes of paragraph (a) above, "CONSOLIDATED NET WORTH" at any time is equal to the aggregate of:

     (i) the amount paid up or credited as paid up on the issued share capital of the Guarantor; and

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     (ii) the amount standing to the credit of the consolidated capital and revenue reserves of the Group,

     based on the Guarantor's most recent audited consolidated balance sheet for the time being (the "BALANCE SHEET") but adjusted by:

     (A) adding any amount standing to the credit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet, to the extent not included in paragraph (ii) above and to the extent the amount is not attributable to any dividend or other distribution declared, recommended or made by any member of the Group;

     (B) deducting any amount standing to the debit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet, to the extent not deducted in calculating the amount referred to in paragraph (ii) above;

     (C) deducting any amount attributable to goodwill arising from acquisitions;

     (D) deducting any amount attributable to any upward revaluation of assets after 30th June, 1998 or, in the case of assets of a person that becomes a member of the Group after that date, the date on which that person became a member of the Group (unless the Majority Banks approve the basis of the revaluation and agree that an amount need not be deducted);

     (E) reflecting any variation in the amount of the issued share capital of the Guarantor and the consolidated capital and revenue reserves of the Group after the date of the Balance Sheet;

     (F) reflecting any variation in the interest of the Guarantor in any other member of the Group since the date of the Balance Sheet;

     (G)  excluding any amount attributable to deferred taxation;

     (H)  excluding any amount attributable to minority interests;

     (I) eliminating inconsistencies between the accounting policies, principles and practices applied in connection with the Balance Sheet and those applied in connection with the Guarantor's audited consolidated balance sheet as at 30th June, 1998; and

     (J) adding any unrealised foreign exchange gains and deducting any unrealised foreign exchange losses, in each case to the extent not taken into account by virtue of any of the preceding paragraphs of this definition.

20.23 WITHDRAWALS

(a) The Borrower may not, and shall not, withdraw any moneys standing to the credit of any of:

     (i)   the Receipts Account;

     (ii)  the General Cash Collateral Account; and

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     (iii) the LC Cash Collateral Account,

     unless:

     (A) the withdrawal, and all of the payments against which it is applied, are incurred and made in the ordinary course of business;

     (B) both immediately before, and immediately after, the withdrawal, the Net Relevant Outstandings do not exceed the Covered Debt Amount; and

     (C)  no Default is subsisting.

(b) In addition to the requirements of paragraph (a) above, withdrawals may only be made from the General Cash Collateral Account or the LC Cash Collateral Account with the prior written consent of the Agent. The Agent may (but shall not be obliged to) give consent to such a withdrawal, without reference to any of the Banks and without incurring any liability to any Bank, if the Agent receives a withdrawal notice addressed to the Account Bank (substantially in the form of Schedule 7, confirming the requirements set out in paragraphs (a)(A) to (C) above) from the Borrower not later than five Business Days before the proposed date of the withdrawal. Any such consent shall be evidenced by the Agent's countersignature of the withdrawal notice and if the Agent gives any such consent it shall forward the countersigned notice to the Account Bank not later than one Business Day before the proposed date of the withdrawal.

21.  DEFAULT

21.1 EVENTS OF DEFAULT

     Each of the events set out in this Clause 21 (Default) is an Event of Default (whether or not caused by any reason whatsoever outside the control of either Obligor or any other person).

21.2 NON-PAYMENT

     An Obligor does not pay on the due date any amount payable by it under the Finance Documents (other than any amount payable solely under Clause 2.2(a) (Facility and Tranche limits) but including, for the avoidance of doubt, any amount payable under Clause 7.4(c)(i) (Fronting of LCs)) at the place at, and in the currency in, which it is expressed to be payable unless the Obligor concerned:

     (a) demonstrates to the Majority Banks' satisfaction that the non-payment is due solely to technical or administrative reasons; and

     (b) pays the relevant amount in full on or before the third Business Day after it fell due.

21.3 BREACH OF OTHER OBLIGATIONS

(a)  Clause 2.2(a) (Facility and Tranche limits) is contravened on:

     (i)  any three consecutive Business Days; or

     (ii) any two or more non-consecutive Business Days in any calendar month,

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     and for these purposes any certificate delivered under Clause 20.13(d)
     (Receivables) shall be conclusive evidence that such a contravention has occurred on a particular day if it shows such a contravention, but shall not be evidence that no such contravention has occurred if it does not; or

(b) an Obligor does not comply with any provision of Clauses 20.7 (Pari passu ranking) - 20.22 (Financial covenant) (inclusive); or

(c) an Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.2 (Non-payment) and paragraphs
     (a) and (b) above) unless, if that non-compliance is (in the Majority Banks' opinion) capable of remedy within 21 days, it is remedied to the Majority Banks' satisfaction within 21 days of its first occurring; or

(d) the Borrower breaches any of its obligations under any Pool Agreement in any material respect or any Pool Agreement is terminated; or

(e) the Borrower breaches the Supply Licence in any material respect or the Supply Licence is terminated, revoked, withheld or not renewed.

21.4 MISREPRESENTATION

     A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of either Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

21.5 CROSS-DEFAULT

(a) Any Financial Indebtedness of a member of the Group is not paid when due (or within any originally-applicable grace period specified in the documents relating to that Financial Indebtedness); or

(b) an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group; or

(c) any claim for payment is made under any guarantee given by any Obligor in respect of any Financial Indebtedness whether or not such payment is actually made; or

(d) any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(e) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(f) any Security Interest securing Financial Indebtedness over any asset of a member of the Group becomes enforceable,

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     unless, in any of the above cases, the only Financial Indebtedness in respect of which the relevant event(s) has/have occurred is Financial Indebtedness which the Agent agreed in writing, prior to its being incurred, would not be treated as Financial Indebtedness for the purpose of this Clause 21.5 (Cross-default).

21.6 INSOLVENCY

(a) A member of the Group is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) a member of the Group suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) a member of the Group, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

21.7 INSOLVENCY PROCEEDINGS

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of any member of the Group; or

(b) a meeting of any member of the Group is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of any member of the Group unless (in the case of a winding-up petition but not an administration petition):

     (i) the Borrower demonstrates to the Majority Banks' satisfaction that the petition is frivolous, vexatious or an abuse of process and is being actively contested; and

     (ii) the petition is unconditionally dismissed within 21 days after it was presented; or

(d) any order for the winding-up or administration of any member of the Group is made; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any member of the Group or any other insolvency proceedings involving any member of the Group.

21.8 APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any member of the Group or any part of its assets; or

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     (b)  the directors of a member of the Group request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

     (c) any other steps are taken to enforce any Security Interest over any part of the assets of any member of the Group.

21.9  CREDITORS' PROCESS

      Any attachment, sequestration, distress or execution affects any asset of a member of the Group and is not discharged within 14 days.

21.10 ANALOGOUS PROCEEDINGS

      There occurs, in relation to a member of the Group, any event anywhere which, in the opinion of the Majority Banks, appears to correspond with any of those mentioned in Clauses 21.6 (Insolvency) - 21.9 (Creditors' process) (inclusive).

21.11 CESSATION OF BUSINESS

      A member of the Group ceases, or threatens to cease, to carry on all or a substantial part of its business.

21.12 UNLAWFULNESS

      It is or becomes unlawful for either Obligor to perform any of its obligations under the Finance Documents.

21.13 EFFECTIVENESS OF THE GUARANTEE

      The guarantee of the Guarantor is or becomes ineffective or unlawful or is alleged by an Obligor to be ineffective for any reason.

21.14 EFFECTIVENESS OF SECURITY

(a) Any of the Security Documents does not, or ceases to, create any of the Security Interests it purports to create; or

(b) any of those Security Interests is not, or ceases to be, a first-ranking Security Interest.

21.15 OWNERSHIP OF THE BORROWER

      The Borrower is not, or ceases to be, a wholly-owned Subsidiary of the Guarantor.

21.16 OWNERSHIP OF THE GUARANTOR

      Any single person, or group of persons acting in concert (as defined in the City Code on Take-overs and Mergers), acquires control (as defined in
      Section 416 of the Income and Corporation Taxes Act 1988) of the
      Guarantor.

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21.17 MATERIAL ADVERSE CHANGE

      Any event or series of events occurs which, in the reasonable opinion of the Majority Banks, might have a material adverse effect.

21.18 ACCELERATION ETC

      On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Banks, by notice to the
      Borrower:

      (a)  cancel the Total Commitments in full or in part; and/or

      (b) demand that all or part of the Advances, together with accrued interest and any or all other amounts accrued under the Finance Documents, be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) demand that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Majority Banks; and/or

      (d) require the Borrower to pay to the Agent for crediting to the LC Cash Collateral Account an amount in Sterling equal to the face amount for the time being of each outstanding LC and the Borrower shall immediately comply with such requirement, which shall immediately constitute a liquidated and accrued debt due and payable for the benefit of the Banks participating in the relevant LC(s); and/or

      (e) prepay on behalf of the Borrower all or any part of the amounts which are the subject of each (or any) outstanding LC and any such payment shall be treated as a payment made pursuant to a demand under the relevant LC for the purposes of Clause 8 (Claims under, and repayment of, LCs); and/or

      (f) enter into any arrangement which the Agent may (with the consent of the Majority Banks) consider fit in respect of the Banks' liabilities in respect of any LC (including, but not limited to, negotiating any compromise, release, reduction or retirement of the Banks' liabilities in respect of any LC then outstanding) and any payment made pursuant to any such arrangements shall be treated as a payment made pursuant to a demand under the relevant LC for the purposes of Clause 8 (Claims under, and repayment of, LCs).

22.  THE AGENT AND THE ARRANGER

22.1 APPOINTMENT AND DUTIES OF THE AGENT

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agent irrevocably authorises the Agent on its behalf to:

     (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

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     (ii) execute each Finance Document expressed to be executed by the Agent on that Party's behalf.

(c) The Agent shall have only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

22.2 ROLE OF THE ARRANGER

     Except as otherwise provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

22.3 RELATIONSHIP

     The relationship between the Agent and the other Finance Parties is that of agent and principal only. Except as contemplated by the Security Documents, nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4 MAJORITY BANKS' INSTRUCTIONS

(a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks and (except to the extent the instructions discriminate against the Ancillary Bank as against the Banks) the Ancillary Bank. In the absence of such instructions the Agent may act as it considers to be in the best interests of all the Banks and the Ancillary Bank.

(b) The Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

22.5 DELEGATION

     The Agent may act under the Finance Documents through its personnel and agents.

22.6 RESPONSIBILITY FOR DOCUMENTATION

     Neither the Agent nor the Arranger is responsible to any other Party for:

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (b)  the collectability of amounts payable under any Finance Document; or

     (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including, without limitation, the Information Memorandum).

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22.7  DEFAULT

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it (whether by way of payment in advance or otherwise) against any liability or loss which it will or may incur in taking any proceedings or arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

22.8  EXONERATION

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

22.9  RELIANCE

      The Agent may:

      (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

      (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

      (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing or advising a Party other than the Agent).

22.10 CREDIT APPROVAL AND APPRAISAL

      Without affecting the responsibility of either Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

      (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arranger in connection with any Finance Document; and

      (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

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22.11 INFORMATION

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)   Except as provided above, the Agent has no duty:

      (i) either initially or on a continuing basis, to provide any Bank with any credit or other information concerning the financial condition or affairs of either Obligor or any related entity of either Obligor, whether coming into its possession before, on or after the date of this Agreement; or

      (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from either Obligor.

22.12 THE AGENT AND THE ARRANGER INDIVIDUALLY

(a) If it is also a Bank or the Ancillary Bank, each of the Agent and the Arranger has the same rights and powers under and in respect of the Finance Documents as any other Bank or the Ancillary Bank and may exercise those rights and powers as though it were not the Agent or the Arranger.

(b)  Each of the Agent and Arranger may:

     (i)   carry on any business with an Obligor or its related entities;

     (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

     (iii) retain any profits or remuneration in connection with its activities under the Finance Documents or in relation to any of the foregoing.

(c) In acting as the Agent, the agency division of the Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent may be treated as confidential by the Agent and will not be deemed to be information possessed by the Agent in its capacity as such.

(d) Each Obligor irrevocably authorises the Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Agent.

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(e)   The Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent incurred by it in connection with the Finance Documents.

22.13 INDEMNITIES

(a) Without limiting the liability of either Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which its participation in the Credits (if any) bear to all the Credits outstanding on the date of the demand. However, if there are no Credits outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

22.14 COMPLIANCE

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to either Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

22.15 RESIGNATION OF AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Borrower, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may appoint a successor Agent.

(c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term "AGENT" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

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(e)   Upon its resignation becoming effective, this Clause 22 (The Agent and the
      Arranger) shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

22.16 BANKS

(a) The Agent may treat each Bank as a Bank, entitled to payments under the Finance Documents and as acting through its Facility Office(s), until it has received not less than five Business Days' notice from the Bank to the contrary.

(b) The Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks. The Ancillary Bank may attend and speak at any such meeting.

22.17 EXTRAORDINARY MANAGEMENT TIME AND RESOURCES

      The Borrower shall forthwith on demand pay the Agent for the cost of utilising its management time or other resources in connection with:

      (a) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to any Finance Document or any document referred to in any Finance Document; or

      (b)  the occurrence of a Default; or

      (c) the enforcement of, or the preservation of any rights under, any Finance Document.

      Any amount payable to the Agent under this Clause 22.17 (Extraordinary Management time and resources) will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower, and is in addition to any fee paid or payable to the Agent under Clause 23
      (Fees).

22.18 AGENT AS TRUSTEE

(a)   The Agent in its capacity as trustee or otherwise under the Security
      Documents:

      (i) is not liable for any failure, omission or defect in perfecting or registering the security purported to be created or evidenced by any Finance Document;

      (ii) may accept without enquiry such title as any Obligor may have to any asset over which security is purported to be created or evidenced by any Security Document;

      (iii) is not under any obligation to hold any Finance Document or any other document in connection with the Finance Documents or any assets referred to in paragraph (ii) above (including, without limitation, any title deeds) in its own possession or to take any steps to protect or preserve the same; and

      (iv) may permit any Obligor to retain any Finance Document or other document in its possession.

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(b)   Except as otherwise provided in the Finance Documents, all moneys which under the trusts contained in the Finance Documents are received by the Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Agent in any investment authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Agent. Additionally, the same may be placed on deposit in the name of or under control of the Agent at such bank or institution (including the Agent) and upon such terms as the Agent may think fit.

23.   FEES

23.1  ARRANGEMENT FEE

      The Borrower shall on the date of this Agreement pay to the Agent for the Arranger an arrangement fee in the amount agreed in the Fee Letter. This fee shall be paid by the Agent to the Arranger in accordance with the arrangements agreed by the Agent with the Arranger.

23.2  AGENT'S FEE

      The Borrower shall pay to the Agent for its own account an agency fee in the amount agreed in the Fee Letter. The agency fee is payable annually in advance. The first payment of this fee is payable on the date of this Agreement and each subsequent payment is payable on each anniversary of the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

23.3  COMMITMENT FEE

(a) The Borrower shall pay to the Agent for each Bank a commitment fee computed at the rate of 0.45% per annum on the undrawn, uncancelled amount of that Bank's Commitment during the Commitment Period. A Fronted Participation shall not be treated as a drawing of any Bank's Commitment for this purpose (but, for the avoidance of doubt, an LC Substitute Advance shall be).

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee shall also be payable to the Agent for the relevant Bank on the cancelled amount of its Commitment at the time any cancellation comes into effect.

23.4  VAT

      Any fee referred to in this Clause 23 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

24.   EXPENSES

24.1  INITIAL AND SPECIAL COSTS

      The Borrower shall forthwith on demand pay the Agent and the Arranger the amount of all costs and expenses (including, without limitation, legal fees) incurred by either of them in connection with:

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      (a) the negotiation, preparation, printing and execution of:

          (i) this Agreement and any other documents referred to in this Agreement; and

          (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement;

      (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 2.4 (Change of currency), the Agent and relating to any Finance Document or any document referred to in any Finance Document;

      (c) any audit procured under Clause 20.13(e)(ii); and

      (d) the syndication of the Facility.

24.2  ENFORCEMENT COSTS

      The Borrower shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including, without limitation, legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

25.   STAMP DUTIES

      The Borrower shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

26.   INDEMNITIES

26.1  CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents, or if any such liability is converted into a claim, proof, judgment or order, in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

      (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

      (iii) the Obligor shall forthwith on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.

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(b)   Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

26.2  OTHER INDEMNITIES

      The Borrower shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

      (a) the occurrence of any Default;

      (b) the operation of Clause 2.4 (Change of currency), Clause 21.18 (Acceleration etc) or Clause 32 (Pro rata sharing);

      (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 12.4 (Default interest)) relative to the amount so received; or

      (d) a Credit (or part of a Credit) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) not being made after the Borrower has delivered a Request.

      The Borrower's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Credit.

27.   EVIDENCE AND CALCULATIONS

27.1  ACCOUNTS

      Accounts maintained by a Finance Party in connection with the Finance Documents are prima facie evidence of the matters to which they relate.

27.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

27.3  CALCULATIONS

      Interest (including any applicable Mandatory Cost) and the fee payable under Clause 23.3 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days, and LC fees payable under Clause 12.3 (LC fees) shall be deemed to accrue, and be calculated, on that same basis for the purpose of calculating the amount of any particular payment (but not otherwise).

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28.   AMENDMENTS AND WAIVERS

28.1  PROCEDURE

(a) Subject to Clause 28.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Borrower and the Majority Banks. The Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause 28.1 (Procedure).

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

28.2  EXCEPTIONS

(a)   An amendment or waiver not agreed by a Bank and which relates to:

      (i) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to that Bank under the Finance Documents;

      (ii)  an increase in that Bank's Commitment;

      (iii) a term of a Finance Document which expressly requires the consent of that Bank; or

      (iv) Clause 2.3 (Nature of a Finance Party's rights and obligations), Clause 29.2 (Transfers by Banks), Clause 32 (Pro rata sharing) or this Clause 28 (Amendments and waivers),

      is not binding on that Bank.

(b) An amendment or waiver which relates to the definitions of "MAJORITY BANKS" or "COVERED DEBT AMOUNT" in Clause 1.1 (Definitions) may not be made without the agreement of all the Banks.

(c) An amendment or waiver that relates to the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.

(d) Any amendment or waiver of the terms of the Ancillary Facility may be made with the agreement of the Borrower and the Ancillary Bank (and, for the avoidance of doubt, shall not require the agreement of the Majority Banks) except where the amendment or waiver has the effect of increasing the maximum amount that may be made available under the Ancillary Facility (when the Majority Banks' agreement shall be required).

28.3  WAIVERS AND REMEDIES CUMULATIVE

      The rights of each Finance Party under the Finance Documents:

     (a) may be exercised as often as necessary;

     (b) are cumulative and not exclusive of its rights under the general law;
         and

     (c) may be waived only in writing and specifically.

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     Delay in exercising or non-exercise of any such right is not a waiver of that right.

29.  CHANGES TO THE PARTIES

29.1 TRANSFERS BY OBLIGORS

     Neither Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

29.2 TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitment in whole or in part and/or any of its rights and/or obligations under the Finance Documents to another bank or financial institution (the "NEW BANK") provided that (unless the Borrower agrees otherwise) the New Bank's long-term debt is rated at least A by Standard & Poor's Corporation at the time the assignment, transfer or novation takes effect.

(b) The prior consent of the Borrower is required for any such assignment, transfer or novation unless the New Bank is another Bank or an Affiliate of a Bank. However, the prior consent of the Borrower may not be unreasonably withheld or delayed and will be deemed to have been given if, within five days of receipt by the Borrower of an application for consent, it has not been expressly refused.

(c) An assignment, transfer or novation of obligations will be effective only if either:

     (i) the obligations are novated in accordance with Clause 29.3 (Procedure for novations); or

     (ii) the New Bank confirms to the Agent and the Borrower that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent.

     On the transfer becoming effective as contemplated by paragraph (ii) above, the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(d) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(e) On each occasion an Existing Bank assigns, transfers or novates any of its Commitment and/or any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (Pounds)750.

(f)  An Existing Bank is not responsible to a New Bank for:

     (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

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     (ii)  the collectability of amounts payable under any Finance Document; or

     (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

     (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(h)  Nothing in any Finance Document obliges an Existing Bank to:

     (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause 29 (Changes to the Parties); or

     (ii) support any losses incurred by the New Bank by reason of the non-performance by either Obligor of its obligations under the Finance Documents or otherwise.

(i) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled in full or otherwise reduced to nil.

29.3  PROCEDURE FOR NOVATIONS

(a)   A novation is effected if:

      (i) the Existing Bank and the New Bank deliver to the Agent a duly-completed certificate substantially in the form of Schedule 5 (a "NOVATION CERTIFICATE"); and

      (ii)  the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly-completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in a Novation Certificate:

      (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

      (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

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                                       64

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      (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

      (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

29.4  REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Borrower) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

29.5  REGISTER

      The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

30.   DISCLOSURE OF INFORMATION

(a) Subject to paragraph (b) below, each Finance Party undertakes to the Borrower to keep confidential all confidential information received by it in relation to the Finance Documents and not disclose it to any third party except to the extent that:

      (i) disclosure is to its directors, officers, employees, servants, subcontractors (or their professional advisers) or agents to the extent necessary to enable it to monitor, perform (or to cause to be performed) or enforce any of its rights or obligations under or in respect of any Finance Document;

     (ii) disclosure is required by or pursuant to any law or regulation or the rules or any order of any court, tribunal or agency of competent jurisdiction;

     (iii) disclosure is to its legal or other professional advisers;

     (iv) the confidential information has, except as a result of breach of confidentiality by the Finance Party in question, become publicly available or generally know to the public at the time of such disclosure;

     (v) the confidential information is already lawfully in the possession of the recipient or lawfully known to him prior to such disclosure;

     (vi) disclosure is necessary in order to enforce its rights under or in respect of a Finance Document; or

     (vii) disclosure is to any banking, taxation or other governmental or regulatory authority which is lawfully entitled to that disclosure or to which the Finance Party is accustomed to disclose,

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                                       65

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     in all of which cases the Finance Party concerned may disclose the relevant information.

(b) A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

     (i)  a copy of any Finance Document; and

     (ii) any information which that Bank has acquired under or in connection with any Finance Document,

     if the recipient agrees to keep that information confidential in accordance with paragraph (a) above.

31.  SET-OFF

     A Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

32.  PRO RATA SHARING

32.1 REDISTRIBUTION

     If any amount owing by an Obligor under the Finance Documents to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than in accordance with Clause 13.1 (Place of payments) (a "RECOVERY"), then:

     (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

     (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 13.1 (Place of payments);

     (c) subject to Clause 32.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

     (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 13 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 13.7 (Partial payments); and

     (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph
          (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

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                                       66



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          Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

32.2 REVERSAL OF REDISTRIBUTION

     If under Clause 32.1 (Redistribution):

     (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

     (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

     each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the re-distribution. Thereupon the subrogation in Clause 32.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

32.3 EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 32.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

33.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

     (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

34.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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                                       67

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35.  NOTICES

35.1 GIVING OF NOTICES

     All notices or other communications under or in connection with the Finance Documents shall be given in writing and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

     (a)  if by letter, when delivered personally or on actual receipt; or

     (b)  if by facsimile, when received in legible form.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

35.2 ADDRESSES FOR NOTICES

(a) The address and facsimile number of each Party (other than the Borrower, the Guarantor and the Agent) for all notices under or in connection with the Finance Documents are:

     (i) those notified by that Party for this purpose to the Agent on or before it becomes a Party; or

     (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)  The address and facsimile number of the Agent are:

     (i)  for Requests for Advances:

          Global Services Unit
          5 The North Colonnade
          Canary Wharf
          London
          E14 4BB

          Facsimile No:  0171 773 6807

          Attn:  Head of Agency

     (ii) for all communications other than Requests for Advances:

          5 The North Colonnade
          Canary Wharf
          London
          E14 4BB

          Facsimile No:  0171 773 1826

          Attn:  Frank Rogers

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

                                       68

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     or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(c)  The address and facsimile number of the Borrower and the Guarantor are:

     Radcliffe House
     6th Floor
     Blenheim Court
     Solihull
     West Midlands
     B91 2AA

     Facsimile No:  0121 705 2025

     Attn:  John Sulley

     or such other as the Obligor concerned may notify to the other Parties by not less than five Business Days' notice.

(d)  All notices from or to an Obligor shall be sent through the Agent.

(e) The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this Clause 35 (Notices).

36.  GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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

                                       69

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                                    SCHEDULE 1

                             BANKS AND COMMITMENTS


                 Banks                                           COMMITMENTS
                                                                   (Pounds)
Barclays Bank PLC                                                    20,000,000
Bank of Scotland                                                     20,000,000
The First National Bank of Chicago                                   15,000,000
The Royal Bank of Scotland plc                                       10,000,000
Singer & Friedlander Limited                                         10,000,000
The Industrial Bank of Japan, Limited                                 5,000,000

Total Commitments                                                    80,000,000


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

                                       70

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                                    SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS


1.  OBLIGORS' CONSTITUTIONAL DOCUMENTS

    A copy of the constitutional documents of each Obligor.

2.  OBLIGORS' CORPORATE AUTHORISATIONS

(a) A copy of a resolution of the board of directors of each Obligor:

    (i) approving the terms of, and the transactions contemplated by, the Finance Documents executed by it;

    (ii) authorising a specified person or persons to execute the Finance Documents on its behalf; and

    (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents;

(b) a specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above;

(c) a certificate of a director of the Borrower and the Guarantor confirming that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on any member of the Group to be exceeded; and

(d) a certificate of an authorised signatory of the Borrower certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at such date(s) as may be acceptable to the Agent.

3.  FINANCE DOCUMENTS

    ORIGINALS OF THE FOLLOWING DULY EXECUTED BY ALL PARTIES TO THEM:

(a) the Ancillary Facility Letter; and

(b) the Security Agreement duly executed by the Borrower.

4.  OTHER DOCUMENTS

(a) Evidence that the Group has been restructured and reorganised in a manner acceptable to the Banks and in particular, without limitation:

    (i) all of the assets and liabilities (including, without limitation, liabilities under the Credit Agreement dated 5th September, 1997 between the Borrower, the Guarantor, the Agent and various financial institutions as lenders) of the generation business of

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                                       71

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         the Borrower have been transferred to Generation on terms satisfactory to the Banks, including as to consideration and the satisfaction of the consideration;

    (ii) arrangements satisfactory to the Banks having been entered into between Generation and the Borrower and Resources;

   (iii) all Security Interests over any assets of the Borrower, other than Security Interests permitted under Clause 20.8 (Negative Pledge) to exist after the first Drawdown Date, have been discharged to the extent that the assets have not been transferred to Generation or Resources; and

    (iv) the Group shareholding structure is satisfactory to the Banks.

(b) a letter setting out the Obligors' hedging policy;

(c) a copy of the Supply Licence;

(d) copies of the Pool Agreements;

(e) copies of all Contracts for Differences to which the Borrower is party as at the date of this Agreement;

(f) a copy of the Coface Insurance and confirmation from Coface that:

    (i)  it is in force;

   (ii)  all premiums in respect of it have been paid;

  (iii)  the Agent is irrevocably named as the loss payee under it; and

   (iv)  it has been assigned or charged to the Agent;

(g) a statement of the kind required by Clause 20.13(d) (Receivables) for the day immediately preceding the date of this Agreement and the day immediately preceding at the first Drawdown Date;

(h) evidence that the following accounts have been opened:

    (i)   the General Cash Collateral Account;

   (ii)   the LC Cash Collateral Account; and

  (iii)   the accounts required to be opened pursuant to the Security
          Agreement; and

(i) evidence that the aggregate principal amount of all outstandings under the Ancillary Facility has been reduced, or will be reduced immediately after the first Drawdown Date, to (Pounds)2,000,000;

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(j) the letter dated 28th May, 1999 from the Borrower to the Arranger describing the method of calculating amounts projected to be payable to the Borrower for electricity that has been supplied to customers (other than half-hourly customers) but has not yet been invoiced for;

(k) a certificate of a director of the Borrower confirming that the following Security Interests have been unconditionally and irrevocably released:

    (i) charge over credit balances created on 16th February, 1996 in favour of the Agent;

    (ii) charge over credit balances created on 18th November, 1996 in favour of the Agent; and

    (iii) fixed charge on purchased debts which fail to vest created on 25th March, 1997 in favour of Barclays Commercial Services Limited.

5.  LEGAL OPINION

    A legal opinion of Allen & Overy, legal advisers to the Arranger.

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

                                       73


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                                    SCHEDULE 3

                       CALCULATION OF THE MANDATORY COST


(a) The Mandatory Cost for an Advance for its Interest Period is the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formula:

     BY + S(Y-Z) + F x 0.01 % per annum = Mandatory Cost
     ----------------------
        100-(B + S)

     where on the day of application of the formula:

     B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y    is LIBOR at or about 11.00 a.m. on that day for the Interest Period;

     S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

     Z is the interest rate per annum allowed by the Bank of England on special deposits; and

     F is the charge payable by the Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per (Pounds)1 million of the fee base of the Reference Bank.

(b)  For the purposes of this Schedule 3:

     (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

     (ii)  "FEE BASE" has the meaning given to it in the Fees Regulations;

     (iii) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 and/or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) If a Reference Bank does not supply a rate to the Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e) The formula is applied on the first day of the Interest Period for each Advance.

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(f)  If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Borrower of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

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                                    SCHEDULE 4

                                FORMS OF REQUEST

                                     PART I

                                  FOR ADVANCES


To:  BARCLAYS BANK PLC as Agent

From:  INDEPENDENT ENERGY UK LIMITED
                                                                          [Date]


       INDEPENDENT ENERGY UK LIMITED (Pounds)80,000,000 CREDIT AGREEMENT
                              DATED 8TH JULY, 1999

1.   We wish to borrow an Advance as follows:

     (a)  Tranche: [                               ]

     (b)  Drawdown Date:  [                    ]

     (c)  Amount:  (Pounds)[                    ]

     (d)  Interest Period: [                    ]

     (e)  Payment Instructions: [                    ]

2.  We confirm that:

    (a) each condition specified in Clause 4.2(a) and (b) (Further conditions precedent) of the Credit Agreement is satisfied on the date of this Request; and

    (b) none of the limits and restrictions in Clause 2.2 (Facility and Tranche limits) of the Credit Agreement will be exceeded immediately after the above Advance is made or at close of business on the above Drawdown Date.


By:

INDEPENDENT ENERGY UK LIMITED
Authorised Signatory

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                                    PART II

                                    FOR LCs


To:  BARCLAYS BANK PLC as Agent

From:  INDEPENDENT ENERGY UK LIMITED
                                                                          [Date]


       INDEPENDENT ENERGY UK LIMITED (Pounds)80,000,000 CREDIT AGREEMENT
                              DATED 8TH JULY, 1999

1.   We request the Banks to issue of an LC as follows:

     (a)  Tranche:  [                                   ]

     (b)  Drawdown Date:  [                    ]

     (c)  Face amount:  (Pounds)[                    ]

     (d)  Beneficiary: [                ]

     (e)  Expiry date: [                    ]

     (f)  Issue instructions:  [    ]

     (g)  Form of LC: [As set out in Part [   ] of Schedule 6 to the Credit
          Agreement/As attached]/*/

2.   We confirm that:

     (a) each condition specified in Clause 4.2(a) and (b) (Further conditions precedent) of the Credit Agreement is satisfied on the date of this Request; and

     (b) none of the limits and restrictions in Clause 2.2 (Facility and Tranche limits) of the Credit Agreement will be exceeded immediately after the above LC is issued or at close of business on the above Drawdown Date; and

     (c) the purpose for which the LC is requested complies with Clause 3 (Purpose) of the Credit Agreement.



By:

INDEPENDENT ENERGY UK LIMITED
Authorised Signatory

-----------
/*/ Delete/complete as appropriate. Only one alternative may be selected. If the form of LC is "As attached" the form will be subject to approval by all of the Banks.

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                                    SCHEDULE 5

                          FORM OF NOVATION CERTIFICATE


To:  BARCLAYS BANK PLC as Agent

From:  [THE EXISTING BANK] and [THE NEW BANK]
                                                                          [Date]


       INDEPENDENT ENERGY UK LIMITED (Pounds)80,000,000 CREDIT AGREEMENT
                              DATED 8TH JULY, 1999

We refer to Clause 29.3 (Procedure for novations).

1.   We [               ] (the "EXISTING BANK") and [               ] (the "NEW
     BANK") agree to the Existing Bank and the New Bank novating all the Existing Bank's Commitment (or part), rights and obligations referred to in the Schedule in accordance with Clause 29.3 (Procedure for novations).

2. The specified date for the purposes of Clause 29.3 (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 35 (Notices) are set out in the Schedule.

4.   This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                Commitment/rights and obligations to be novated

[Details of the Commitment, rights and/or obligations of the Existing Bank to be novated].

[NEW BANK]

[Facility Office                                    Address for notices]

[Existing Bank]                                     [New Bank]

By:                                                 By:

Date:                                               Date:

BARCLAYS BANK PLC

By:

Date:

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                                   SCHEDULE 6

                                  FORMS OF LC

                                     PART I

                                    POOL LC

                      [ON LETTERHEAD OF BARCLAYS BANK PLC]

To:  Energy Pool Funds Administration Limited
     [Room 301
     185 Park Street
     London SE1 9DY]

Date:  [                    ]

Dear Sirs,

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ENDC[              ]

1. At the request of the Company (whose registered office is at Radcliffe House, 6th Floor, Blenheim Court, Solihull, West Midlands, B91 2AA) the Banks issue this irrevocable Standby Letter of Credit in your favour for an aggregate amount of (Pounds)[amount in figures] ((Pounds)[amount in words]).

2. In this Standby Letter of Credit all terms defined in Appendix 1 have the meaning given to them in Appendix 1.

3.   Upon the Agent receiving a written demand from you certifying that either:

     (a) the Company owes you, under or in respect of the Agreement, the amount demanded and has failed to pay that amount to you when due; or

     (b) the claim is being made under section 15.5, section 16.2 or section 21 of Schedule 11 to the Agreement,

     each of the Banks will, within 4 Business Days, pay its respective Participation Amount to the account nominated by you in your demand.

4. The cumulative aggregate amount that may be demanded under this Standby Letter of Credit shall not exceed the amount specified in paragraph 1 above and the amount payable by each Bank pursuant to any particular demand shall not exceed its Participation Percentage (as at the time the relevant demand is received by the Agent) of the amount demanded in that demand.

5.   No demand may be presented under this Standby Letter of Credit after 3.00
     p.m. (London time) on [           ]. All such demands shall be made in
     writing (which shall not include fax, telex, cable or similar forms of communication) and shall be effective upon actual receipt by

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     the Agent at Global Services Unit, 5 The North Colonnade, Canary Wharf,
     London E14 4BB or such other office as the Agent may from time to time notify to you in writing for this purpose.

6. Partial drawings and multiple drawings are allowed under this Standby Letter of Credit.

7. The liability of the Banks under this Standby Letter of Credit is several and not joint and neither we (as Bank or Agent) nor any Bank shall be liable for the failure of any other Bank to perform its obligations under this Standby Letter of Credit. We shall have no liability under this Standby Letter of Credit save in our capacity as a Bank. If a Bank fails to pay the amount due from it in connection with a demand, then (without limiting your rights against that Bank) you may not present another demand under this Standby Letter of Credit in respect of that unpaid amount.

8. Any Bank (the "EXISTING BANK") may at any time transfer all or any part of its obligations under this Letter of Credit to another bank or financial institution (the "NEW BANK") by procuring the delivery to you of an Accession Agreement substantially in the form set out in Appendix 3. Upon delivery to you of such an Accession Agreement (or, if later, the date specified in it) the New Bank shall assume a Participation Percentage of the relevant amount (expressed as a percentage) specified in it as being transferred, and the Participation Percentage of the Existing Bank shall be reduced by that amount, but in each case solely in respect of any demand received by the Agent on or after the delivery to you of the relevant Accession Agreement (or, as appropriate, on or after the date specified in it).

9. This Standby Letter of Credit is irrevocable, is not transferable and constitutes an obligation to make payments against documents. It is subject to Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce publication No. 500 and shall be governed by and construed in accordance with English law.

Yours faithfully,

 .................................
For and on behalf of
BARCLAYS BANK PLC
as Agent for the Banks


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                                   APPENDIX 1

                                  DEFINITIONS

"AGENT"                    Barclays Bank PLC.

"BANK" a bank whose name is set out in the first column of Appendix 2 to this Standby Letter of Credit.

"BUSINESS DAY"             means a day (other than a Saturday or a Sunday) on
                           which banks are open for business in London.

"COMPANY"                  Independent Energy UK Limited.

"AGREEMENT"                [Pooling and Settlement Agreement for the Electricity
                           Industry in England and Wales, dated 30th March,
                           1990].

"PARTICIPATION AMOUNT"     in respect of a Bank and an amount demanded under
                           this Standby Letter of Credit, the sum which is equal to that Bank's Participation Percentage of that amount demanded.

"PARTICIPATION PERCENTAGE" in respect of a Bank, the percentage set opposite its name in the second column in Appendix 2 to this Standby Letter of Credit.



                                   APPENDIX 2

                      BANKS AND PARTICIPATION PERCENTAGES


              BANK                                     PARTICIPATION PERCENTAGE

          [           ]                                [                       ]

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

                                       81

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                                   APPENDIX 3

                          FORM OF ACCESSION AGREEMENT

To:   Energy Pool Funds
      Administration Limited (the "BENEFICIARY")

From: [Existing Bank] and [New Bank]

Date: [                       ]

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ENDC[                      ]

We refer to paragraph 8 of the above letter of credit (the "LETTER OF CREDIT"). Terms defined or used in the Letter of Credit have the same meaning in this Accession Agreement.

We [                             ] (the "EXISTING BANK") and [                ]
(the "NEW BANK") confirm that:

(a) the respective current Participation Percentages of the Existing Bank and the New Bank are:

     Existing Bank  [                                ]%

     New Bank  [                                ]%;

(b)  we have agreed that a Participation Percentages of [                   ]%
     be transferred by the Existing Bank to the New Bank so that following that transfer the respective Participation Percentages of the Existing Bank and the New Bank will be:

     Existing Bank  [                                ]%

     New Bank    [                                ]%;

(c) the New Bank hereby agrees to be a Bank for the purpose of the Letter of Credit and undertakes to the Existing Bank and the Beneficiary to observe and be bound by the terms of the Letter of Credit and to perform all obligations expressed to be undertaken under the Letter of Credit by a Bank in all respects as if it had been an original party to the Letter of Credit with the Participation Percentage specified in paragraph (b) above; and

(d) the above transfer shall take effect (as contemplated by paragraph 8 of the Letter of Credit) on [specify date] or, if later, the date of delivery of this Accession Agreement to the Beneficiary.

This Accession Agreement is governed by English law.

[EXISTING BANK]
By:

[NEW BANK]
By:

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

                                       82

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                                    PART II

                          CONTRACT FOR DIFFERENCES LC

                      [ON LETTERHEAD OF BARCLAYS BANK PLC]

To:    [    ]

Date:  [    ]

Dear Sirs,

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ENDC[              ]

1. At the request of the Company (whose registered office is at Radcliffe House, 6th Floor, Blenheim Court, Solihull, West Midlands, B91 2AA) the Banks issue this irrevocable Standby Letter of Credit in your favour for an aggregate amount of (Pounds)[amount in figures] ((Pounds)[amount in words]).

2. In this Standby Letter of Credit all terms defined in Appendix 1 have the meaning given to them in Appendix 1.

3.  Upon the Agent receiving a written demand from you certifying that:

    (a) the Company has failed to honour, in whole or in part, its obligations to you under the Agreement(s); and

    (b) the amount of your demand under this Standby Letter of Credit is not greater than the total amount of sums then due and payable to you by the Company pursuant to those obligations;

     each of the Banks will, within 4 Business Days, pay its respective Participation Amount to the account nominated by you in your demand.

4. The cumulative aggregate amount that may be demanded under this Standby Letter of Credit shall not exceed the amount specified in paragraph 1 above and the amount payable by each Bank pursuant to any particular demand shall not exceed its Participation Percentage (as at the time the relevant demand is received by the Agent) of the amount demanded in that demand.

5.   No demand may be presented under this Standby Letter of Credit after 3.00
     p.m. (London time) on [           ]. All such demands shall be made in
     writing (which shall not include fax, telex, cable or similar forms of communication) and shall be effective upon actual receipt by the Agent at Global Services Unit, 5 The North Colonnade, Canary Wharf, London E14 4BB or such other office as the Agent may from time to time notify to you in writing for this purpose.

6. Partial drawings and multiple drawings are allowed under this Standby Letter of Credit.

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

                                       83

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7.   The liability of the Banks under this Standby Letter of Credit is several and not joint and neither we (as Bank or Agent) nor any Bank shall be liable for the failure of any other Bank to perform its obligations under this Standby Letter of Credit. We shall have no liability under this Standby Letter of Credit save in our capacity as a Bank. If a Bank fails to pay the amount due from it in connection with a demand, then (without limiting your rights against that Bank) you may not present another demand under this Standby Letter of Credit in respect of that unpaid amount.

8. This Standby Letter of Credit is irrevocable, is not transferable and constitutes an obligation to make payments against documents. It is subject to Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce publication No. 500 and shall be governed by and construed in accordance with English law.

Yours faithfully,

 .................................
For and on behalf of
BARCLAYS BANK PLC
as Agent for the Banks

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

                                       84

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                                   APPENDIX 1

                                  DEFINITIONS


"AGENT"                     BARCLAYS BANK PLC.

"BANK" a bank whose name is set out in the first column of Appendix 2 to this Standby Letter of Credit.

"BUSINESS DAY"              means a day (other than a Saturday or a Sunday) on
                            which banks are open for business in London.

"COMPANY"                   Independent Energy UK Limited.

"AGREEMENTS"                [Specify contracts for differences].

"PARTICIPATION AMOUNT"      in respect of a Bank and an amount demanded under
                            this Standby Letter of Credit, the sum which is equal to that Bank's Participation Percentage of that amount demanded.

"PARTICIPATION PERCENTAGE"  in respect of a Bank, the percentage set opposite its name in the second column in Appendix 2 to this Standby Letter of Credit.



                                   APPENDIX 2

                      BANKS AND PARTICIPATION PERCENTAGES


                  BANK                                PARTICIPATION PERCENTAGE

           [                 ]                        [                      ]


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

                                       85


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                                   SCHEDULE 7

                           FORM OF WITHDRAWAL NOTICE


To:    [ACCOUNT BANK]

Copy:  BARCLAYS BANK PLC as Agent

From:  INDEPENDENT ENERGY UK LIMITED

                                                                          [Date]


       INDEPENDENT ENERGY UK LIMITED (Pounds)80,000,000 CREDIT AGREEMENT
                              DATED 8TH JULY, 1999

We refer to Clause 20.23 (Withdrawals).

1.   We wish to make a withdrawal as follows:

     (a)     Account:                [   ]

     (b)     Amount:                 [   ]

     (c)     Date:                   [   ]

     (d)     Payment Instructions:   [   ]

2.   We confirm that:

     (a) we have given the Agent at least 5 Business Days prior written notice of this withdrawal;

     (b) the above account is the [Receipts Account/General Cash Collateral Account/LC Cash Collateral Account];

     (c) we are entitled to make the withdrawal under the terms of the Credit Agreement;

     (d) the withdrawal, and all of the payments against which it is applied, are incurred and made in the ordinary course of business;

     (e) both immediately before, and immediately after, the withdrawal, the Net Relevant Outstandings do not exceed the Covered Debt Amount;

     (f)  no Default is subsisting; and

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

                                       86


--------------------------------------------------------------------------------

     (g) no fees payable pursuant to Clause 23 (Fees) are due and payable and which will not be paid on or before the date of withdrawal.


By:

INDEPENDENT ENERGY UK LIMITED
Authorised Signatory


We consent to the above withdrawal.

By:

For and on behalf of
BARCLAYS BANK PLC
as Agent for the Banks


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

                                       87

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                                   SCHEDULE 8

                 LEASES REQUIRING GUARANTEES FROM THE GUARANTOR

LESSOR                                  PROJECT                                Remaining
                                                                            Contractual Lease
                                                                           Obligations at 1st
                                                                               June, 1999
Finance Leases
Stewart & Stevenson                     Elswick                                         946,100
ING                                     Trumfleet                                     2,300,000
Debis                                   Knypersley                                    3,800,000
W&G Leasing (Royal Bank Leasing)        Holditch                                      4,282,447
Capital Bank                            Steetley                                      3,000,000
BHF Bank                                White Salads                                 16,000,000

OPERATING LEASES
First National Bank                     Car Leases
British Linen Bank                      Car Leases                                      253,320

Various lessors                         Various land lease obligations not
                                        exceeding                                       300,000


Enron                                   EFA                                           2,851,632
                                                                            -------------------
                                                                                     33,733,499
                                                                            -------------------

--------------------------------------------------------------------------------

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                                  SIGNATORIES


BORROWER

INDEPENDENT ENERGY UK LIMITED

By:  J. Sulley    Ian Stewart



GUARANTOR

INDEPENDENT ENERGY HOLDINGS PLC

By:  J. Sulley    Ian Stewart



ARRANGER

BARCLAYS CAPITAL

By:  K. Nolson



BANKS

BARCLAYS BANK PLC

By:  C. Bousfield



BANK OF SCOTLAND

By:  David Gibson



THE FIRST NATIONAL BANK OF CHICAGO

By:  J.P.B. Bennett

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

                                       89

--------------------------------------------------------------------------------

THE ROYAL BANK OF SCOTLAND plc

By:  K. Nolson     as attorney



SINGER & FRIEDLANDER LIMITED

By:  R.A. Pyman    A. Gent



THE INDUSTRIAL BANK OF JAPAN, LIMITED

By:  I. Kobayashi     as attorney



ANCILLARY BANK

BARCLAYS BANK PLC

By:  C. Bousfield



AGENT

BARCLAYS BANK PLC

By:  K. Nolson

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